Exhibit 10.16

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT

OF 1933, AS AMENDED. […***…] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE

OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT

Between

ZYMEWORKS INC.

and

MERCK SHARP & DOHME RESEARCH GMBH

December 3, 2014

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

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AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT

THIS AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT (the “Agreement”), effective as of December     , 2014 (the “Restatement Effective Date”), by and between Merck Sharp & Dohme Research GmbH, a corporation organized and existing under the laws of Switzerland, with its principal business office located at Weystrasse 20, 6000 Lucerne 6, Switzerland (“Merck”) and ZYMEWORKS INC., a corporation organized and existing under the laws of Canada, and extraprovincially in British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and Merck are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND

Whereas, Zymeworks controls certain proprietary molecular simulation software with high-performance computing predictive protein engineering and design, which enables the systematic research and design of Fc Heterodimer Scaffolds (as defined below) that may be incorporated into antibodies resulting in a protein optimized for a specific need;

Whereas, Merck Sharp & Dohme Research Ltd. (predecessor in interest to Merck) and Zymeworks entered into that certain Research and License Agreement, dated August 22, 2011 (the “Effective Date”), as amended on August 23, 2012 (pursuant to the “First Amendment”) and May 13, 2013 (pursuant to the “Second Amendment”) (such Research and License Agreement, as amended, the “Original Agreement”), under which Merck and Zymeworks desired to enter into an agreement under which Zymeworks disclosed to Merck certain Fc Heterodimer Scaffolds which Zymeworks generated using the Zymeworks Platform and other Zymeworks’ proprietary technology. Merck desired to undertake activities with one or more Zymeworks Scaffolds in order to validate the Zymeworks Platform in conjunction with Merck’s antibodies and, dependent upon the success of such validation, Merck and/or Zymeworks further intended to develop one or more Zymeworks Scaffolds and Merck intended to research, develop and commercialize one or more Program Antibodies (incorporating one or more Zymeworks Scaffolds) and Products (each, as defined below);

Whereas, pursuant to the Original Agreement, Merck selected certain Targets, and the Parties conducted certain development work pursuant to the Work Plan (each, as defined below); and

Whereas, Merck and Zymeworks now desire to amend and restate in its entirety the Original Agreement to set forth the terms under which, after the Restatement Effective Date, Zymeworks and/or Merck will research and generate certain Program Antibodies (each incorporating a Zymeworks Scaffold) and, dependent upon the success of such research, Merck will develop and commercialize up to three (3) Products, each incorporating one such Program Antibody (each, as defined below);

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NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency which is acknowledged by both Parties, the Parties agree as follows:

1. DEFINITIONS AND INTERPRETATIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or plural, shall have the meanings specified.

1.1 “Acquiring Entity” means a Third Party that mergers or consolidates with or acquires Zymeworks, or to which Zymeworks transfers all or substantially all of its assets to which this Agreement pertains.

1.2 “Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Service Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

1.3 “Activity” means each task, and “Activities” mean any and all tasks, in each case to be performed by or under the authority of either Party (alone or together) under the Work Plan.

1.4 “Affiliate” of a Party means (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Party; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by Applicable Laws) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of such Party; or (iii) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (i) or (ii), in each case, for so long as such corporation or business entity meets the requirements in (i), (ii) or (iii) above.

1.5 “Applicable Laws” means all federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.6 “Audited Party” means the Party that is the subject of an audit by the other Party under Section 7.5.2.

1.7 “Auditing Party” means the Party that is conducting an audit of the other Party under Section 7.5.2

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1.8 “BLA” means a Biologics License Application, New Drug Application, MAA, premarket notification filed pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Product filed with a Regulatory Authority to obtain marketing clearance or approval for a biological, pharmaceutical or diagnostic product in that country or in that group of countries.

1.9 “Business Day” means any day other than Saturday or Sunday on which the banks in New York City are open for business.

1.10 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of any Calendar Year.

1.11 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.12 “[…***…]” means the Target more specifically identified as […***…].

1.13 “cGLP” or “current Good Laboratory Practice” means the applicable then-current standards for laboratory activities for pharmaceuticals or biologicals, as set forth in the Act and any regulations or guidance documents promulgated thereunder, as amended from time to time, together with any similar standards of good laboratory practice as are required by any applicable Regulatory Authority in the Territory.

1.14 “cGMP” or “current Good Manufacturing Practices” means all laws and regulations relating to the manufacture of a Program Antibody and/or Product, including but not limited to the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations and/or in the EU Good Manufacturing Guidelines, Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients (also known as Annex 18 to EudraLex Volume 4, “European Commission Guide to Good Manufacturing Practice for Medicinal Products”), as are in effect on the Effective Date and as may be modified or supplemented during the Term.

1.15 “Change of Control” means with respect to a Party: (a) the sale of all or substantially all of such Party’s tangible and intangible assets or business relating to this Agreement; (b) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) any transaction or series of transactions in which a person or entity, or group of persons or entities, acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of such Party, other than in connection with a bona fide financing transaction, or series of bona fide financing transactions, provided to such Party by financial and/or venture capital investors.

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1.16 “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial, and/or any post-approval human clinical trial, as applicable.

1.17 “Combination Product” means a Product that contains one or more active agents that are not Program Antibodies (e.g., one or more antibodies other than Program Antibodies and/or one or more chemotherapeutics) in addition to one or more Program Antibodies.

1.18 “Commercialized Product” means a Product for which there has been a First Commercial Sale within the Territory.

1.19 “Commercially Reasonable Efforts” means, with respect to particular objectives or tasks of a Party, the use of reasonable and good faith efforts and commitment of such resources by a Party, in each case consistent with exercise of prudent scientific and business judgment, to accomplish such objective as that Party would normally use to accomplish a similar objective under similar circumstances or with respect to products of comparable commercial potential, stage of medical/scientific development, probability of technical success, technical and regulatory profile, competitive landscape and risk profile and patent protection, in a particular geographic locale.

1.20 “Competitive Entity” means any Third Party that (a) together with its Affiliates and subsidiaries, collectively had worldwide sales of ethical pharmaceutical products, in the Calendar Year that preceded the Change of Control, of […***…] United States dollars (USD $[…***…]) or more, or (b) on the date of such Change of Control, is actively engaged in a Competitive Program.

1.21 “Competing Pharma Change of Control” means a Change of Control involving a Competitive Entity.

1.22 “Competitive Program” means, with respect to a Product, any program of a Third Party for the research, development or commercialization of one or more Multi-Specific Antibodies or products that contain one or more Multi-Specific Antibodies, in each case which is/are Directed To the Merck Target Pair to which such Product is Directed.

1.23 “Confidential Information” means all Know-How and other Information, which is generated by or on behalf of a Party under this Agreement or which one Party or any of its Affiliates or contractors has supplied or otherwise made available to the other Party whether made available orally, in writing, or in electronic form, including such Information comprising or relating to concepts, discoveries, Inventions, data, designs or formulae arising from this Agreement. This Agreement and its Attachments and amendments constitute Confidential Information of each of the Parties.

1.24 “Control” or “Controlled” means, with respect to any material, Information, or intellectual property right, that a Party (i) owns or (ii) has a license to such material, Information, or intellectual property right and, in each case, has the power to grant to the other Party access, a license, or a sublicense (as applicable) to the same on the terms and conditions set forth in this Agreement without violating any obligations of the granting Party to a Third Party or subjecting

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the granting Party to any additional fee or charge. Notwithstanding anything to the contrary in this Agreement, the following shall not be deemed to be Controlled by Zymeworks: (i) any materials, data, information or intellectual property owned or licensed by any Acquiring Entity immediately prior to the effective date of merger, consolidation or transfer, and (ii) any materials, data, information or intellectual property that any Acquiring Entity subsequently develops without accessing or practicing the Zymeworks Platform or any Zymeworks Intellectual Property; provided, however all such materials data, information or intellectual property subsequently developed or created by any Acquiring Entity from or through access to or practice of the Zymeworks Platform or any Zymeworks Intellectual Property shall be deemed to be Controlled by Zymeworks.

1.25 “Directed To” means, with regard to an antibody or product, that such antibody or product (a) binds directly to a Target, and (b) exerts its primary diagnostic, prophylactic and/or therapeutic activity as a result of such binding and/or modifies the profile (e.g., PK, tissue penetration and distribution) of the antibody as a result of such binding, as determined based on reasonable experimental data or generally accepted scientific literature, in either case available at the time of completion of preclinical development of such molecule. When required grammatically, the defined term “Directed To” may be separated and shall have the same meaning set forth above; e.g., when discussing Targets To which an antibody is Directed.

1.26 “Eligible Scaffold” means (a) with respect to Program Antibodies Directed To the Initial Targets, any Zymeworks Scaffold, and (b) with respect to any other Program Antibody, any Zymeworks Scaffold other than a Zymeworks Optimized Scaffolds.

1.27 “Expanded Zymeworks Technology” means the Heavy-Light Chain Pairing Technology, the Zymeworks Knock-Out Scaffolds and the Zymeworks Optimized Scaffolds.

1.28 “Fc Heterodimer Scaffold” means an immunoglobulin Fc region composed of two different immunoglobulin heavy chain constant regions containing complementary mutations that allow […***…] heterodimer formation.

1.29 “FDA” means the United States Food and Drug Administration and any successor thereto.

1.30 “Field” means any and all uses of Zymeworks Scaffolds, Program Antibodies and Products, including human and veterinary therapeutics, diagnostics and prophylactic uses.

1.31 “First Commercial Sale” means, with respect to a Product in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Product in such country after Marketing Authorization has been received in such country; provided, that (i) any sale to a Related Party will not constitute a First Commercial Sale unless the Related Party is the last entity in the distribution chain of the Product, (ii) any distribution of samples with respect to a Product will not constitute a First Commercial Sale, and (iii) any sale or other distribution for use in a Clinical Trial or for compassionate use in which no monetary consideration is paid to Merck will not constitute a First Commercial Sale.

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1.32 “Full Time Equivalent” or “FTE” means the equivalent of a full-time scientist’s work time over a twelve-month period (including normal vacations, sick days and holidays). The portion of an FTE year devoted by a scientist to work under this Agreement shall be determined by dividing the number of full days during any twelve-month period devoted by such employee to such work by the total number of working days during such twelve-month period.

1.33 “Heavy-Light Chain Pairing Technology” means the proprietary IgG Fab heavy-light chain pairing technology Controlled by Zymeworks as of the Restatement Effective Date and thereafter during the Research Program Term.

1.34 “IND” means an investigational new drug application, clinical trial application, or similar application, filed with, and accepted by, a Regulatory Authority in any country or group of countries prior to beginning Clinical Trials in that country or in that group of countries.

1.35 “Information” means any and all information and data, including without limitation all Know-How, information regarding Zymeworks Patent Rights and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.36 “Invention” means any Know-How, method, composition of matter, article of manufacture, finding or other subject matter, whether patentable or not, that is conceived and/or reduced to practice under and as a result of, and within the scope of, the work performed under the Agreement.

1.37 “Joint Invention” means any Invention developed or invented jointly by one or more employees of Merck and/or its Affiliate and/or a Third Party acting on behalf of Merck or its Affiliate, on the one hand, and one or more employees of Zymeworks and/or its Affiliate and/or a Third Party acting on behalf of Zymeworks or its Affiliate, on the other hand.

1.38 “Joint Know-How” means all Know-How comprising a Joint Invention.

1.39 “Joint Patent Right” means all Patent Rights claiming a Joint Invention.

1.40 “Know-How” means all technical information, know-how and data, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, methods, protocols, expertise and other technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them, and all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data relevant to any of the foregoing. For clarity, Know-How excludes Patent Rights.

1.41 “MAA” means an application for the Marketing Authorization of a Product in any country or group of countries outside the United States, and all supplements thereto, as defined in the Applicable Laws of a given country or group of countries.

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1.42 “Major Market” means (i) any […***…] of the […***…] or (ii) […***…]. For clarity, any […***…] of the countries together under (i) constitute a Major Market and all […***…] of the countries together under (ii) constitute a Major Market.

1.43 “Marketing Authorization” means all approvals (including without limitation, all applicable pricing and governmental reimbursement approvals) from the relevant Regulatory Authority necessary to market and sell a product (including a Product) in any country.

1.44 “Merck Target” means a Target selected by Merck in accordance with Article 4 and available under this Agreement for Merck to develop and Commercialize Program Antibodies and Products Directed To such Target, as set forth in Section 4.3.

1.45 “Multi-Specific Antibody” means an antibody or an antibody analogue that contains independent binding sites Directed To […***…].

1.46 “Net Sales” means the gross invoice price (excluding […***…] of Product sold by Merck or its Related Parties to a Third Party (where such Third Party is not a Related Party) after deducting, if not previously deducted, from the amount invoiced or received:

1.46.1 […***…];

1.46.2 […***…];

1.46.3 […***…];

1.46.4 […***…];

1.46.5 […***…], and

1.46.6 […***…].

With respect to sales of a particular Combination Product, and on a country-by-country basis, the “Net Sales” for royalty purposes hereunder shall be calculated by multiplying the actual Net Sales (calculated in the manner described above) of such Combination Product by the fraction A/B, in which A is the invoice price of the Program Antibody of the same strength and in the same quantity as contained in the Combination Product, sold separately in the same period without the other active ingredient(s) in the same country of sale as the Combination Product, and B is the invoice price of the Combination Product sold in the same period in such country. All invoice prices of the Program Antibody and the Combination Product shall be calculated as the average invoice price of such active ingredients during the applicable accounting period for which the Net Sales are being calculated. If, on a country-by-country basis, no separate sale of the Program Antibody in the same strength as contained in the Combination Product, sold separately without other active ingredient(s), is made in such country during the applicable accounting period, or if the invoice price for the Program Antibody cannot be determined for an accounting period, then the “Net Sales” for royalty purposes hereunder for sales of such Combination Product in each such country shall be determined by multiplying the Net Sales (calculated in the manner described above) of such Combination Product in such

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country by a fraction, determined in good faith by mutual agreement of the Parties, that reflects the relative contribution in value that the Program Antibody contained in the Combination Product makes to the total value of such Combination Product to the end user in such country. In addition, Net Sales are subject to the following:

(i) If Merck or any of its Related Parties effects a sale, disposition or other transfer of a Product to a customer in a particular country other than on customary commercial terms or as part of a package of products and services, the Net Sales of such Product to such customer shall be deemed to be “the fair market value” of such Product. For purposes of this subsection (i), “fair market value” means the value that would have been derived […***…] in the country concerned on customary commercial terms.

(ii) […***…].

(iii) For purposes of clarity, the use of any Product in Clinical Trials or other development activities by or on behalf of a Party, or disposal or transfer of Products for purposes of a commercially reasonable sampling program or compassionate use program, in each case in which no monetary consideration is paid to Merck, shall not give rise to any Net Sales.

(iv) For the purpose of clarity, it is understood that […***…]. In addition, sales of Product […***…] shall be excluded from the computation of Net Sales if the further use or provision of such Product falls within the scope of Subsection (iii) above.

1.47 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, continued prosecution applications including requests for continued examination, divisional applications and renewals, and all letters patent or certificates of invention granted thereon, and all reissues, reexaminations, extensions (including, without limitation, pediatric exclusivity patent extensions), term restorations, renewals, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any of the foregoing, and all U.S. and foreign counterparts of any of the foregoing.

1.48 “[…***…]” means the Target more specifically identified as […***…].

1.49 “Phase I Clinical Trial” means a study in humans which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to generate information on product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in Federal Regulation 21 C.F.R. § 312.21(a) and its foreign equivalents.

1.50 “Phase II Clinical Trial” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial or to file for accelerated approval, as further defined in Federal Regulation 21 C.F.R. § 312.21(b) and its foreign equivalents.

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1.51 “Phase III Clinical Trial” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient to file an BLA to obtain regulatory approval to market the product, as further defined in Federal Regulation 21 C.F.R. § 312.21(c), and its foreign equivalents.

1.52 “Product” means a pharmaceutical preparation in final form containing one or more Program Antibody for (i) sale by prescription, over-the-counter or any other method, or (ii) administration to animals in one or more studies (for development of a veterinary product) or human patients in one or more Clinical Trials. Product includes any Combination Product. For clarity, new formulations, presentations, […***…], excipients, or […***…] of the Program Antibody contained in a Product (including any Second Generation Product, other than with respect to the Milestone Events set forth in Section 6.2.5) shall all be considered the same Product for purposes of this Agreement, including under Section 6.2 and Section 6.3.

1.53 “Program Antibody” means (i) as to any Program Antibody developed prior to the Restatement Effective Date, a Multi-Specific Antibody into which Merck has incorporated a Selected Scaffold and which is Directed To […***…]; or (ii) as to any Program Antibody developed on and after the Restatement Effective Date, any Multi-Specific Antibody into which a Party has incorporated a Selected Scaffold and a Merck Sequence Pair in accordance with this Agreement. For clarity, with respect to Program Antibodies Directed To Merck Target Pairs other than Merck Target Pairs that include the […***…], Selected Scaffolds shall not include Zymeworks Optimized Scaffolds. Accordingly, antibodies Directed To Merck Target Pairs other than those that include the […***…], which incorporate a Zymeworks Optimized Scaffold, are not included in the definition of Program Antibody for purposes of this Agreement.

1.54 “Program Antibody Success” means successful achievement of all Activities by at least one Program Antibody (including Proof of Concept) under the Work Plan.

1.55 “Proof of Concept” means successful completion (as reasonably determined by Merck) of Activity […***…] in the Work Plan: […***…].

1.56 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a pharmaceutical product (including a Product), which may include the authority to grant the required reimbursement and pricing approvals for such sale.

1.57 “Related Party” means each Party, its Affiliates, and their respective licensees or sublicensees (which term excludes any Third Parties to the extent functioning as distributors), as applicable. In no event shall Zymeworks be a Related Party with respect to Merck or Merck be a Related Party with respect to Zymeworks.

1.58 “Scaffold Package” means, prior to the Restatement Effective Date, with respect to a particular Zymeworks Scaffold, (i) the Information associated with such Zymeworks

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Scaffold (including Zymeworks Patent Rights and Zymeworks Know-How) described on Attachment 1.58, and (ii) any other Zymeworks Intellectual Property, (a) which Zymeworks or the SCC believes would be necessary or useful to Merck in exercising the licenses granted under Section 2.1 with respect to such Zymeworks Scaffold, or (b) Merck requests and which Merck believes may be necessary or useful to Merck in exercising the licenses granted under Section 2.1 with respect to such Zymeworks Scaffold; and after the Restatement Effective Date, with respect to a particular Eligible Scaffold, (iii) the Information associated with such Eligible Scaffold (including Zymeworks Patent Rights and Zymeworks Know-How) described on Attachment 1.58, and (iv) any other Zymeworks Intellectual Property, (a) which Zymeworks or the SCC believes would be necessary or useful to Merck in exercising the licenses granted under Section 2.1 with respect to such Eligible Scaffold, or (b) Merck requests and which Merck believes may be necessary or useful to Merck in exercising the licenses granted under Section 2.1 with respect to such Eligible Scaffold.

1.59 “Second Generation Product” means a Product containing a different Selected Scaffold from any Selected Scaffold in a Commercialized Product but which contains, as its active ingredient, a Program Antibody that is generated using the same Merck Sequence Pair as the Program Antibody that is the active ingredient in the Commercialized Product and which requires at least one new Phase III Clinical Trial to receive a Marketing Authorization.

1.60 “Target” means any […***…] (or portion thereof).

1.61 “Territory” means the world.

1.62 “Third Party” means any entity other than Merck or Zymeworks or an Affiliate of Merck or Zymeworks.

1.63 “United States” or “US” means the United States of America and its territories and possessions.

1.64 “USD” and “$” mean United States dollars.

1.65 “Valid Patent Claim” means any claim of an issued and unexpired patent included within the Zymeworks Patent Rights covering a Product which has not been revoked or held unenforceable, invalid or unpatentable by a court or other government body of competent jurisdiction with no further possibility of appeal and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. For clarity, a Valid Patent Claim does not include any claim of an issued and unexpired patent within the Zymeworks Patent Rights which claims a method for making a Program Antibody.

1.66 “Written Notice” means a written notice to be provided by one Party to the other Party.

1.67 “Zymeworks Intellectual Property” means the Zymeworks Patent Rights and the Zymeworks Know-How.

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1.68 “Zymeworks Know-How” means all Know-How, which: (a) are Controlled by Zymeworks as of the Effective Date and during the Term of the Agreement, (b) are not generally known, and (c) are reasonably necessary or useful to Merck in: (i) carrying out the Research Program, (ii) incorporating Zymeworks Scaffolds or Eligible Scaffolds (including Scaffold Modifications) into Program Antibodies and/or (iii) researching, developing, manufacturing and/or commercializing Program Antibodies and Products. Notwithstanding the preceding, Zymeworks Know-How does not include (a) Know-How embodied within the Zymeworks Platform, or (b) Know-How Controlled by Zymeworks not related to Zymeworks Scaffolds or Eligible Scaffolds.

1.69 “Zymeworks Patent Rights” means any and all Patent Rights that are Controlled by Zymeworks or its Affiliates (including without limitation Patent Rights Controlled by Zymeworks claiming Zymeworks Inventions) as of the Effective Date and during the Term of the Agreement, which claim: (a) a Zymeworks Scaffold or an Eligible Scaffold, (b) the Program Antibodies or (c) any Zymeworks Know-How. Zymeworks Patent Rights, as of the Restatement Effective Date, are set forth on Attachment 1.69.    For clarity, Zymeworks Patent Rights do not include (x) Patent Rights embodied within the Zymeworks Platform, or (y) Patent Rights claiming any antibody constructs that do not use […***…] (e.g., constructs for the enhancement of […***…] or […***…]) or any non-antibody protein therapeutics.

1.70 “Zymeworks Optimized Scaffold” means a Zymeworks Scaffold Controlled by Zymeworks as of the Restatement Effective Date containing optimized […***…] mutations.

1.71 “Zymeworks Platform” means Zymeworks’ Predictive Protein Engineering Platform which is more fully described in Attachment 1.71. The Zymeworks Platform combines proprietary molecular simulation software with high-performance computing, creating a comprehensive environment for predictive protein engineering and design. The Zymeworks Platform enables the systematic research and design of […***…], which may be incorporated into antibodies resulting in a protein optimized for a specific need.

1.72 “Zymeworks Scaffold” means an […***…] Scaffold Controlled by Zymeworks and any Scaffold Modifications thereto Controlled by Zymeworks.

Additional Definitions. In addition, each of the following definitions shall have the respective meanings set forth in the section of this Agreement indicated below.

Definition	Section/ Attachment
120 Day Period	11.1.1
AAA	15.6.1
Accounting Firm	7.5.2
Additional Selected Scaffold	3.2.5
Agreement	Preamble
Agreement Payments	7.4
Allowed Target Pair	5.3

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Definition	Section/ Attachment
Allowed Target Pairs Experiments	5.3.1
Antibody Development Work Plan	3.1
Challenge Countries	2.5
Claims	14.1
Code	12.6
Confidentiality Agreement	15.14
Controlling Party	8.3.4
Dispute	15.6.1
Early Selection Criteria	3.2.2
Effective Date	Preamble
Excluded Claim	15.6.7
Expenses and Payments	7.5.2
First Amendment	Preamble
Indemnified Party	14.3.1
Indemnifying Party	14.3.1
Infringement	8.3.1
Initial Selected Scaffold	3.2.2
Initial Target	4.2.1
Initial Target Sequence Pair	4.2.2
Losses	14.1
Merck	Preamble
Merck Challenged Zymeworks Patent Rights	2.5
Merck Indemnified Party	14.1
Merck RP Termination Decision	11.2.1(c)
Merck Selection Criteria	3.2.3
Merck Sequence Pair	4.1
Merck Target Pair	4.1
Milestone Event	6.2
Milestone Payment	6.2
Notice of Dispute	15.6.1
Officials	3.1.1(d)
Original Agreement	Preamble
Other Targets	4.2.1
Party	Preamble
Parties	Preamble
Payment	3.1.1(d)
Product No. 1	6.2.7(a)
Product No. 2	6.2.7(a)
Product No. 3	6.2.7(b)
Prosecution	8.2.1
[... ***...]	3.4
Relationship Liaison	3.11

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Definition	Section/ Attachment
Research Program	3.1
Research Program Term	3.1
Restatement Effective Date	Preamble
Royalty	6.3.1
Royalty Term	7.2
Sale	15.21
[... ***...]	3.4
SCC	3.12
Second Amendment	Preamble
Selected Scaffold	3.2.5
Sequence	4.1
Sequence Pair	4.1
Surviving License	12.3.2
Suspended Product	6.2.7
Taxes	7.4
Term	11.1.1
Validation Phase	3.2.4
[... ***...]	5.1
[... ***...]	3.2.4
Work Plan	3.1
Zymeworks	Preamble
Zymeworks Change of Control Notice	15.1.1
Zymeworks Indemnified Party	14.2
Zymeworks [... ***...] Scaffolds	3.3.3
Zymeworks Sequence Pair	4.3.1(c)

In this Agreement, unless the context requires otherwise:

(a) the headings are included for convenience only and shall not affect its construction;

(b) references to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(c) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(d) references to the word “include” and “including” shall mean includes and including without limitation;

(e) a Party includes its permitted assignees and/or the respective successors in interest to substantially the whole of its undertaking;

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(f) any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted;

(g) the Attachments form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Attachments. In the event of any inconsistency between the Attachments and the terms of this Agreement, the terms of this Agreement shall prevail;

(h) general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

(i) any reference in this Agreement to an Article, Section, subsection, paragraph, clause or Attachment shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause or Attachment, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, and (b) the use of “shall” and “will” have interchangeable meanings for purposes of this Agreement; and

(j) neither Party or its Affiliates shall be deemed to be acting “under authority of” or “on behalf” of the other Party or its Affiliates.

This Agreement amends, restates and supersedes in its entirety the Original Agreement, as of the Restatement Effective Date. All activities performed by either Party under the Original Agreement prior to the Restatement Effective Date shall be deemed performed hereunder, and rights and obligations of the Parties with respect thereto shall be as set forth herein.

2. GRANT OF LICENSES

2.1 Licenses to Merck.

2.1.1 Commencing on the Effective Date and expiring on the Restatement Effective Date, Zymeworks hereby grants to Merck an assignable (solely to Merck Affiliates or as otherwise permitted under Section 15.2), worldwide license with the right to sublicense to Affiliates of Merck and Third Parties undertaking activities on Merck’s behalf, under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) in all cases solely for Merck to (a) perform its activities (including Activities under the Work Plan) under the Research Program, and (b) evaluate and perform any and all other activities under this Agreement with respect to, the Zymeworks Scaffolds that are required solely for the purpose of evaluating whether Merck wishes to include a particular Zymeworks Scaffold within the Selected Scaffolds, evaluating various Program Antibodies in conjunction with Selected Scaffolds or evaluating whether to include a particular Target […***…]. The preceding license shall be (i) exclusive (even as to Zymeworks) from the Effective Date through the […***…], except that Zymeworks shall have the right to (A) perform its obligations hereunder and (B) exercise the rights retained pursuant to Section 5.1.1 during such period, and (ii) non-exclusive

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after the […***…] and until the Restatement Effective Date. For clarity, the license set forth in this Section 2.1.1 is of no further effect as of the Restatement Effective Date.

2.1.2 Commencing on the Restatement Effective Date, Zymeworks hereby grants to Merck an assignable (solely to Merck Affiliates or as otherwise permitted under Section 15.2), worldwide, non-exclusive license with the right to sublicense to Affiliates of Merck and Third Parties undertaking activities on Merck’s behalf, under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) in all cases solely for Merck to (a) perform its activities (including Activities under the Work Plan) under the Research Program, and (b) evaluate and perform any and all other activities under this Agreement with respect to, the Zymeworks Scaffolds that are required solely for the purpose of evaluating whether Merck wishes to include a particular Zymeworks Scaffold within the Selected Scaffolds, evaluating various Program Antibodies in conjunction with the Scaffolds incorporated therein or evaluating whether to include a particular Target pair within the Merck Target Pairs or a particular Sequence Pair within the Merck Sequence Pairs.

2.1.3 Zymeworks hereby grants to Merck an exclusive (even as to Zymeworks except as necessary for Zymeworks to carry out its responsibilities under this Agreement or as otherwise expressly permitted under the Agreement), sublicenseable, assignable (solely to Merck Affiliates or as otherwise permitted under Section 15.2) license under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) for Merck to (a) research, develop, make, have made, use, import and export Program Antibodies for incorporation into Products (including but not limited to incorporating Selected Scaffolds (including […***…] thereto) into Program Antibodies prior to the Restatement Effective Date, and, as of the Restatement Effective Date, Heavy-Light Chain Pairing Technology into Program Antibodies; provided that as of the Restatement Effective Date Merck may only incorporate (i) a Zymeworks Optimized Scaffold that is included within the Selected Scaffolds, and (ii) the Heavy-Light Chain Pairing Technology, into the Program Antibodies that are generated using such Zymeworks Optimized Scaffold or such Heavy-Light Chain Pairing Technology, as applicable, pursuant to the Antibody Development Work Plan and no other Program Antibodies) and (b) research, develop, made, have made, use, offer for sale, import and export Products, in each case in the Field in the Territory.

2.1.4 Subject to Section 3.5, Zymeworks hereby grants to Merck a non-exclusive sublicenseable, assignable (solely to Merck Affiliates or as otherwise permitted under Section 15.2) license under the Zymeworks Intellectual Property (including Zymeworks’ interest in Joint Inventions) for Merck to make […***…] (singly or in conjunction with Zymeworks) and to incorporate such […***…] into Selected Scaffolds.

2.2 License to Zymeworks. Commencing on the Effective Date and expiring on the Restatement Effective Date, Merck hereby grants Zymeworks a non-exclusive, worldwide, irrevocable (but only with respect to Subsection 2.2(b) and subject to Article 12), fully-paid, sublicensable (but only as set forth in Section 2.2.1), assignable (solely to Zymeworks’ Affiliates or as otherwise permitted under Section 15.2) license under the Patent Rights and Know-How Controlled by Merck (including Merck’s interest in Joint Inventions) arising under this Agreement and limited to Patent Rights and Know-How covering […***…] to: (a) perform its

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activities under the Agreement prior to the Restatement Effective Date, and (b) undertake activities outside the scope of this Agreement prior to the Restatement Effective Date, including the making, having made, using, offering for sale, selling, importing and otherwise exploiting products other than Products. The preceding license is subject to the exclusivity provisions in Article 5 and disclosure limitations and restrictions set forth in Article 9. For clarity, nothing in this Section 2.2 grants Zymeworks a license to any Program Antibody or Product; provided that any […***…] incorporated into a Program Antibody or Product shall be subject to the license set forth in this Section 2.2.

2.2.1 The license granted to Zymeworks in Section 2.2 shall include the right to grant and authorize sublicenses; provided that Zymeworks provides Merck with prompt Written Notice of any such sublicenses that it grants and provided further that any sublicensee may not grant a further sublicense of such Patent Rights and Know-How Controlled by Merck.

2.3 Third Party Rights in Zymeworks Scaffolds. Zymeworks is solely responsible for the payment of all monetary obligations (including any license fees or royalties), if any, due to Third Parties under any agreements pursuant to which Zymeworks obtained or obtains rights in or to any Zymeworks Intellectual Property. All such payments shall be made promptly by Zymeworks and in accordance with the terms of such agreements.

2.4 No Implied Licenses. Except as specifically set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other intellectual property interest, by implication or otherwise, in any Know-How or Patents Rights Controlled by the other Party or its Affiliates. Subject to the licenses granted to Merck hereunder and the other terms and conditions of this Agreement, Zymeworks will retain all rights under the Zymeworks Intellectual Property. The licenses granted in Section 2.1 do not give Merck any right to practice the Zymeworks Intellectual Property except as expressly provided in Section 2.1. The license granted in Section 2.2 do not give Zymeworks any right to practice any Patent Rights or Know-How Controlled by Merck except as expressly provided in Section 2.2.

2.5 Termination for Patent Challenge. Notwithstanding anything herein to the contrary, in the event that Merck or its Affiliates file or initiate an action challenging (directly or indirectly (e.g., through a Third Party)) in a court or by administrative proceeding seeking the invalidity or unenforceability or seeking to limit the scope of certain Zymeworks Patent Rights (the specific Zymeworks Patent Rights challenged by Merck or its Affiliates constituting the “Merck Challenged Zymeworks Patent Rights”), then Zymeworks, at its discretion, may give Written Notice to Merck that Zymeworks will terminate the license under Section 2.1 with respect to (and only to) the Merck Challenged Zymeworks Patent Rights in any or all countries in the Territory in which Merck or its Affiliates is specifically challenging the Merck Challenged Zymeworks Patent Rights (collectively, the “Challenge Countries”) unless such challenge is withdrawn, abandoned, or terminated (as appropriate) within […***…] days. In the event that Merck or its Affiliates (as the case may be) does not withdraw, abandon or terminate (as appropriate) such challenge within such […***…] day period, Zymeworks may terminate the license to Merck under Section 2.1 with respect to the Merck Challenged Zymeworks Patent Rights in any or all Challenge Countries in the Territory.

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3. RESEARCH PROGRAM AND DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS

3.1 General; Term. Merck and Zymeworks shall collaborate on a research program (the “Research Program”) as more fully described in this Agreement and the attached work plan (the “Work Plan”) (Attachment 3.1(a)) (which may be amended from time to time by Merck with the consent of Zymeworks, such consent not to be unreasonably withheld, conditioned or delayed), the main purpose of which is to validate one or more Zymeworks Scaffolds, and achieve Proof of Concept with one or more Program Antibodies and thereafter successfully complete the remaining Activities under the Work Plan. The term of the Research Program shall run from the Effective Date until August 22, 2017 (the “Research Program Term”), without further extension unless otherwise agreed by the Parties in writing, and subject to earlier termination in accordance with Article 11. Commencing on the Restatement Effective Date, the Parties will conduct the development Activities set forth on Attachment 3.1(b) to generate certain Multi-Specific Antibodies (the “Antibody Development Work Plan”), which shall be included within the Research Program. For clarity, (a) Zymeworks’ conduct of the Antibody Development Work Plan may include the use of the Expanded Zymeworks Technology, as set forth in the Antibody Development Work Plan or as otherwise reasonably required to complete the activities described in such plan, and (b) the Multi-Specific Antibodies resulting from the Antibody Development Work Plan will be Program Antibodies for purposes of this Agreement. Accordingly, the Program Antibodies resulting from the Antibody Development Work Plan may incorporate Zymeworks Optimized Scaffolds and/or the Heavy-Light Chain Pairing Technology.

3.1.1 Conduct of Research.

(a) Zymeworks and Merck shall proceed diligently with the activities under the Research Program by using their respective Commercially Reasonable Efforts to allocate sufficient time, effort, equipment and facilities to the Research Program and to use personnel with sufficient skills and experience as are required to accomplish the Research Program in accordance with the terms of this Agreement, the Work Plan and the Antibody Development Work Plan.

(b) Zymeworks and Merck shall conduct the Research Program in compliance with all Applicable Laws, rules and regulations, including, without limitation, current Good Laboratory Practice to the extent applicable to the activities being conducted. In addition, if animals are used in research hereunder, the Party conducting such research shall comply with the Animal Welfare Act or any other applicable local, state, national and international laws and regulations relating to the care and use of laboratory animals. Such Party shall use reasonable efforts to comply with the highest standards, such as those set forth in the Guide for the Care and Use of Laboratory Animals (NRC), for the humane handling, care and treatment of such research animals. Any animals which are used in the course of the Research Program, or products derived from those animals, such as eggs or milk, shall not be used for food purposes, nor shall these animals be used for commercial breeding purposes. Each Party shall notify the other in writing of any deviations from Applicable Law in its conduct of the Research Program. Each Party hereby certifies that it has not employed or otherwise used in any capacity

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and shall not employ or otherwise use in any capacity, the services of any person debarred under United States law, including but not limited to Section 21 USC 335a, in performing any portion of the Research Program or other activities under this Agreement. Zymeworks shall notify Merck in writing immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred promptly remove such person or entity from performing any activities under this Agreement.

(c) Merck may utilize the services of its Affiliates and Third Parties to perform its Research Program activities. Zymeworks may utilize the services of its Affiliates to perform its Research Program activities. Zymeworks and its Affiliates shall not utilize the services of Third Parties to perform Zymeworks’ Research Program activities, except those Third Parties listed on Attachment 3.1.1(c). Should Zymeworks utilize the services of such Third Parties to perform its Research Program activities, Zymeworks shall cause each such Third Party to execute an agreement consistent with Merck’s rights and concurring with the relevant obligations of Zymeworks as set forth herein, including without limitation obligations under Articles 3, 8, 9 and 10. Zymeworks shall remain at all times fully liable for performance of its obligations hereunder.

(d) Zymeworks acknowledges that Merck’s corporate policy requires that Merck’s business must be conducted within the letter and spirit of the law. By signing this Agreement, Zymeworks agrees to conduct the services contemplated herein in a manner which is consistent with both law and good business ethics. Zymeworks’ failure to abide by the provisions of this Section 3.1.1 in any material respect shall be deemed a material breach of this Agreement.

(i) Specifically, Zymeworks warrants that none of its employees, agents, officers or other members of its management are officials, officers, agents, representatives of any government or international public organization. Zymeworks shall not make any payment, either directly or indirectly, of money or other assets, including but not limited to the compensation Zymeworks derives from this Agreement (hereinafter collectively referred as a “Payment”), to government or political party officials, officials of international public organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”) where such Payment would constitute violation of any law. In addition regardless of legality, Zymeworks shall make no Payment either directly or indirectly to Officials if such Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of Merck’s business.

(ii) Zymeworks acknowledges that no employee of Merck or its Affiliates shall have authority to give any direction, either written or oral, relating to the making of any commitment by Zymeworks or its agents to any Third Party in violation of terms of this Section 3.1.1 or any other provision of this Agreement.

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3.2 Validation Phase; Initial Disclosure of Zymeworks Scaffolds.

3.2.1 Initial Disclosure of Zymeworks Scaffolds. Prior to the Restatement Effective Date, Zymeworks disclosed to Merck the Scaffold Package for all Zymeworks Scaffolds meeting the Early Selection Criteria and existing as of the date of such disclosure. In addition, Zymeworks independently and contemporaneously provided to Merck’s patent counsel the intellectual property status for each Zymeworks Scaffold for which Zymeworks provides a Scaffold Package to Merck.

3.2.2 Merck Selection Criteria. Prior to the Restatement Effective Date, Merck, in collaboration with Zymeworks, developed criteria against which to evaluate Zymeworks Scaffolds (the “Early Selection Criteria”). Merck thereafter (taking into account but not being bound by the Early Selection Criteria) selected or shall select the Zymeworks Scaffolds disclosed by Zymeworks under Section 3.2.1 that Merck desires for further testing and provided or shall provide Zymeworks with prompt Written Notice of each selected Zymeworks Scaffold, which upon Zymeworks’ receipt of such Written Notice became or shall become an “Initial Selected Scaffold”. The Initial Selected Scaffolds are set forth on Attachment 3.2.2.

3.2.3 Reiterative Process. The Parties anticipate that the selection of Zymeworks Scaffolds under the Agreement will be a reiterative process, which, over time, may enable better selection and modification of Zymeworks Scaffolds and incorporation of Zymeworks Scaffolds into Program Antibodies Directed To Merck Target Pairs other than those that include the […***…]. The Initial Selection Criteria, together with any new selection criteria against which to evaluate Zymeworks Scaffolds agreed to by the Parties in writing during the Term may be referred to herein as the “Merck Selection Criteria”.

3.2.4 Merck Diligence. Merck shall use Commercially Reasonable Efforts to progress one or more Selected Scaffolds successfully through Activities 1.a through 2.a in the Work Plan (such Activities constituting, collectively, the “Validation Phase”; […***…] “[…***…]”). In doing so, Merck may use one or more Program Antibodies, regardless of whether Merck intends to further research or develop any such Program Antibodies.

3.2.5 Disclosure and Selection of Additional Zymeworks Scaffolds Prior to […***…]. At any time prior to the first Zymeworks Scaffold achieving […***…], Merck may request that Zymeworks disclose additional Zymeworks Scaffolds or Scaffold Modifications as a result of Merck’s experience with the selection of Zymeworks Scaffolds under Section 3.2.2 or as a result of related experience within Zymeworks that would lead Zymeworks, in its reasonable determination, to recommend certain Zymeworks Scaffolds. Zymeworks shall comply with Merck’s request(s) and promptly disclose to Merck the Scaffold Package for all Zymeworks Scaffolds existing as of the date of such disclosure and meeting the Merck Selection Criteria, to the extent such Zymeworks Scaffolds were not previously disclosed to Merck. Subject to Section 3.3.2, Merck thereafter (taking into account but not being bound by the Merck Selection Criteria) may select Zymeworks Scaffolds disclosed by Zymeworks under this Section 3.2.5 that Merck desires for further testing and shall provide Zymeworks with prompt Written Notice of each selected Zymeworks Scaffold, which upon Zymeworks’ receipt of such Written Notice shall become an “Additional Selected Scaffold.” Each (a) Initial Selected Scaffold and

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Additional Selected Scaffold, and (b), solely with respect to Program Antibodies Directed To the Initial Targets, each Zymeworks Optimized Scaffold incorporated into such a Program Antibody pursuant to the Antibody Development Work Plan, may be referred to herein, individually, as a “Selected Scaffold” and, collectively, as the “Selected Scaffolds.”

3.2.6 Limitation on Additional Selected Scaffolds. The Parties acknowledge and agree that the first Zymeworks Scaffold achieved […***…] prior to the Restatement Effective Date. Accordingly, and notwithstanding anything herein to the contrary, Zymeworks is not obligated to disclose to Merck any additional Zymeworks Scaffolds that were not disclosed prior to the Restatement Effective Date unless otherwise expressly set forth in the Antibody Development Work Plan or Section 3.3.2 below, and the Zymeworks Scaffolds disclosed to Merck prior to the Restatement Effective Date or incorporated into Program Antibodies pursuant to the Antibody Development Work Plan are the only Zymeworks Scaffolds eligible to be or become Selected Scaffolds.

3.3 Remaining Activities after Achievement of Validation Phase Success.

3.3.1 General. Once […***…] has been achieved, Merck shall use Commercially Reasonable Efforts during the remainder of the Research Program Term to successfully progress at least […***…] Program Antibody through the remaining Activities (although Merck is free to progress as many Program Antibodies as it so desires).

3.3.2 Additional Scaffold Information. Zymeworks shall continue to disclose to Merck, from time to time during the period commencing with […***…] and ending upon the earlier to occur of (i) completion of the first […***…] for the first Program Antibody and (ii) […***…] from the first achievement of Activity 1.d, additional information regarding the advancement of any Selected Scaffold that is reasonably likely to be necessary or useful, as appreciated by Zymeworks at the time, in the development or commercialization of any Program Antibody or Product. Notwithstanding anything to the contrary herein, Merck shall have the right to select a maximum of […***…] Selected Scaffolds under this Agreement, unless otherwise agreed in writing by Zymeworks. The Parties recognize that, notwithstanding Zymeworks’ compliance with the terms and conditions of this Agreement, it is possible that Zymeworks may generate a total number of Zymeworks Scaffolds that is less than […***…] Zymeworks Scaffolds.

3.3.3 […***…] Scaffolds. Via the SCC (as defined in Section 3.12 below), Zymeworks shall provide Merck with Information, the scope of which shall correspond to the scope of Information included in a Scaffold Package, regarding any Zymeworks Scaffolds with […***…] that are Controlled by Zymeworks as of the Restatement Effective Date (“Zymeworks […***…] Scaffolds”), including existing relevant experimental data on antibodies containing such Zymeworks […***…] Scaffolds, without necessarily disclosing the Target(s) of the associated antibodies. Such Information will include intellectual property status, protein and DNA sequence information. The duration and timing for, and limitations on, the foregoing disclosure obligation shall be the same as are set forth in Section 3.6 with respect to Scaffold Packages. For clarity, Zymeworks shall not be obligated to develop any such Zymeworks […***…] Scaffolds. Merck will have a non-exclusive right to incorporate these Zymeworks

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[…***…] Scaffolds into Program Antibodies for development and commercialization in accordance with this Agreement.

3.4 Activities with Selected Scaffolds. Zymeworks singly, Merck singly, or both Parties jointly have the right to modify Selected Scaffolds under this Agreement (each, a “[…***…]”). Any […***…] made prior to the first achievement of Activity 1.d constitutes a “[…***…]” ([…***…]). Prior to achievement of the Validation Milestone Event, Merck shall notify Zymeworks of each […***…] made singly by Merck within […***…] of such modification. Merck has the right, both during and after the Research Program Term, to undertake activities (including modifications) with any or all Selected Scaffolds solely in furtherance of developing, manufacturing and commercializing Program Antibodies and Products in accordance with the licenses granted to Merck under Section 2.1, including incorporating Selected Scaffolds into Program Antibodies and modifying Selected Scaffolds and Program Antibodies containing any such Selected Scaffolds. Notwithstanding anything herein to the contrary, Merck shall not be permitted to (a) conduct such activities with respect to any Zymeworks Optimized Scaffolds or the Heavy-Light Chain Pairing Technology or (b) modify Zymeworks Optimized Scaffolds or the Heavy-Light Chain Pairing Technology pursuant to Section 3.5 below, except in each case (a) and (b), solely for purposes developing, manufacturing and commercializing the Program Antibodies Directed To the Initial Targets and incorporating such Zymeworks Optimized Scaffold or Heavy-Light Chain Pairing Technology, as applicable, that are generated pursuant to the Antibody Development Work Plan.

3.5 Modifications to Program Antibodies. Zymeworks shall not make any modifications or changes to a Program Antibody separate from making […***…] to Zymeworks Scaffold(s) incorporated into a Program Antibody or as otherwise provided in writing in the Work Plan. Except as expressly set forth in Section 3.5 (including with respect to limitations on Merck’s use of the Zymeworks Optimized Scaffolds and the Heavy-Light Chain Pairing Technology), Merck may freely modify or improve a Program Antibody as Merck so desires during the Term, including making changes to Zymeworks Scaffolds incorporated therein (e.g., the […***…] may be modified, including changes to one or more amino acid which alters (i) […***…] or […***…], (ii) […***…] binding and/or (iii) […***…]), provided that, except as otherwise expressly set forth in this Agreement, no license under any Patent Rights of Zymeworks other than the Zymeworks Patent Rights shall be implied thereby.

3.6 Update of Scaffold Package Information. Until the earlier to occur of (i) completion of the first […***…] for the first Program Antibody and (ii) […***…] from the successful achievement of Activity 1.d and (iii) the Restatement Effective Date, Zymeworks shall from time-to-time but no less frequently than once every […***…] update the Scaffold Packages previously disclosed to Merck with any Information within the scope of such packages that was not previously disclosed to Merck. Effective as of the Restatement Effective Date and during the rest of the Term, Zymeworks shall provide written updates upon the availability of Information which Zymeworks believes would be necessary or useful to Merck in exercising the licenses granted under Section 2.1 with respect to Scaffolds that are incorporated into the Program Antibodies. For clarity, if no such additional Information exists at the time for such update, Zymeworks shall so indicate.

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3.6.1 Zymeworks, during the Term, shall independently provide Merck patent counsel with updates regarding the intellectual property status for each Zymeworks Scaffold that is incorporated into a Program Antibody and any Heavy-Light Chain Pairing Technology that is incorporated into a Program Antibody, which Zymeworks believes would be necessary or useful to Merck in exercising the licenses granted under Section 2.1.

3.7 Affiliates, Licensees and Third Party Contractors. Merck, in utilizing the services of its Affiliates, licensees and Third Party contractors under this Agreement, may sublicense its rights under this Agreement in accordance with Section 2.1 and share Confidential Information with such Affiliates, licensees and Third Party contractors in furtherance of the Research Program and in undertaking development activities and commercialization under this Agreement, in each case in accordance with Article 9; provided, however, that Merck shall remain responsible for such performance of its Affiliates, licensees and Third Party contractors and shall cause such Affiliates, licensees and Third Party contractors to comply with the provisions of this Agreement in connection with such performance, including the provisions addressing confidentiality and non-use.

3.8 Research Expenses.

3.8.1 Zymeworks and Merck shall each bear all expenses associated with their respective duties under Section 3 of this Agreement, except as expressly set forth below and further specified in Attachment 3.8, Budget and Payment Schedule, attached to this Agreement.

3.8.2 Subject to the payment provisions in this Section 3.8, Merck shall pay Zymeworks up to […***…] USD ($[…***…]) in accordance with the Budget and Payment Schedule set forth in Attachment 3.8 for performance of Zymework’s activities set forth in the Antibody Development Work Plan. Zymeworks shall be solely responsible for any amounts owed to Third Parties engaged by Zymeworks pursuant to Section 3.1.1(c).

3.8.3 To the extent that the amounts paid to Zymeworks for goods or services to be provided under this Section 3.8 are subject to any sales, use, rental, personal property, value added or any other taxes, payment of said taxes is Zymeworks’ responsibility, subject to any applicable exemption entitlement. Zymeworks shall be liable for any and all taxes on any and all income it receives from Merck under this Section 3.8.

3.8.4 All amounts invoiced pursuant to this Section 3.8 shall be paid to Zymeworks within […***…] calendar days following receipt of such original invoice together with the following information: (i) the applicable purchase order number under which the service was performed, (ii) the amount due, (iii) the calculation of such amount due, and (iv) applicable supporting documentation. The purchase order number is required for payment. All invoices shall be directed as indicated in Attachment 3.8 for payment. Merck shall have the right to make a reasonable request for additional information from Zymeworks for the purposes of determining the sufficiency of the service performed and the amount, and Zymeworks shall respond to such request promptly and reasonably. Merck may dispute any invoiced amount by providing written notice to Zymeworks within […***…] of receipt of the applicable invoice. Merck is not obligated to pay any invoiced amount that is the subject of a good faith dispute until

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such dispute is resolved, provided that Merck pays any undisputed invoiced amount. Once an invoice dispute is resolved, the invoice shall be paid within […***…] calendar days of such resolution.

3.9 Records and Reports.

3.9.1 Records. Each Party shall maintain records, for so long as necessary to comply with Applicable Laws or reasonably necessary to support the prosecution, maintenance and enforcement of intellectual property rights (including Patent Rights) in accordance with Article 8 below, regarding its conduct of the Research Program after the applicable activity, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved by such Party in the performance of the Research Program.

3.9.2 Copies and Inspection of Records. During the period that such records are required to be maintained pursuant to Section 3.9.1, Merck shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of Zymeworks referred to in Section 3.9.1, solely in furtherance of activities under this Agreement. Upon reasonable request, Zymeworks shall provide copies of the records described in Section 3.9.1 maintained by Zymeworks to Merck, at Merck’s expense. Merck shall have the right to arrange for its employee(s) and/or consultant(s) involved in the activities contemplated hereunder to visit the offices and laboratories of Zymeworks and any of its Third Party contractors during normal business hours and upon reasonable notice, and to discuss the Research Program work and its results in detail with the technical personnel and consultant(s); provided that any such visits shall occur no more frequently than once per Calendar Quarter.

3.10 Regulatory. Zymeworks shall cooperate with and provide reasonable assistance to Merck, at Merck’s expense, in connection with filings with or before any Regulatory Authority under this Agreement relating to the Zymeworks Scaffolds in Program Antibodies and/or Products, including by executing any required documents, providing access to personnel and providing Merck with copies of requested Zymeworks Know-How and documents regarding Zymeworks Patent Rights and other Information that is necessary to support regulatory filings for Products in the Field in the Territory.

3.11 Relationship Liaison. As soon as practicable after the Effective Date, Merck and Zymeworks will each assign one (1) employee to serve as primary point of contact between the Parties with respect to matters under the Agreement (each a “Relationship Liaison”). Either Party, upon prior Written Notice to the other Party, may change its Relationship Liaison. Except for those Disputes that are subject to the purview of the SCC, prior to submitting any Dispute to the dispute resolution mechanism set forth in Section 15.6, the Relationship Liaisons shall attempt, for a period of […***…], to resolve such Dispute.

3.12 Scientific Coordination Committee. As of the Restatement Effective Date, the Parties have established a Scientific Coordination Committee (the “SCC”) to facilitate the Research Program. The SCC shall be comprised of two (2) employees from Merck and two (2) employees from Zymeworks. (Either Party, however, at its discretion, may add a third employee

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as a non-voting member.) Subject to the foregoing, each Party shall appoint its respective representatives to the SCC from time to time, and may substitute one (1) or more of its representatives, in its sole discretion, effective upon Written Notice to the other Party designating such change. Representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the Research Program. One (1) of the members of the SCC appointed by Merck shall be designated the SCC Chair. The SCC Chair will be responsible for calling meetings of the SCC, circulating agenda and performing administrative tasks required to assure efficient operation of the SCC. The SCC shall be promptly disbanded upon achievement of Program Antibody Success.

3.12.1 SCC Meetings. The SCC shall meet in accordance with a schedule established by mutual written agreement of the Parties no less frequently than once per Calendar Quarter until completion of Activity 2.a under the Work Plan; thereafter, the SCC shall meet no less frequently than once every […***…] until Program Antibody Success. The location for meetings shall alternate between Zymeworks and Merck facilities (or such other location as is determined by the SCC). Alternatively, the SCC may meet by means of teleconference, videoconference or other similar communications equipment. As appropriate, additional employees or consultants may from time to time attend the SCC meetings as nonvoting observers, subject to any such consultant’s written agreement to comply with the confidentiality obligations under this Agreement and provided that no Third Party personnel may attend unless otherwise agreed by both Parties. Each Party shall bear its own expenses related to the attendance of the SCC meetings by its representatives. Each Party may also call for special meetings to resolve particular matters requested by such Party. The SCC Chair or his/her designee shall keep minutes of each SCC meeting that records in writing all decisions made, action items assigned or completed and other appropriate matters. Merck shall send meeting minutes to all members of the SCC promptly after a meeting for review. Each member shall have […***…] days from receipt in which to comment on and to approve the minutes (such approval not to be unreasonably withheld, delayed or conditioned). If a member, within such time period, does not notify Merck that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member.

3.12.2 SCC Functions. The SCC’s responsibilities with respect to the Research Program are as follows:

(a) Facilitating the exchange of Know-How and Inventions as required hereunder;

(b) Periodically reviewing the progress of the Research Program;

(c) Subject to Section 3.1, updating or modifying the Work Plan and the Antibody Development Work Plan in writing, and proposing corresponding changes to the Budget and Payment Schedule as necessary;

(d) Reviewing the selection of Zymeworks Scaffolds as Selected Scaffolds;

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(e) Discussing potential additional Information for inclusion within the Scaffold Packages, provided that inclusion of such information would require mutual written agreement of the Parties;

(f) Serving as a forum, until achievement of Activity 1.d, for discussion of […***…];

(g) Serving as a forum for selection of the first […***…] Merck Targets, if selected, and the Merck Sequence Pairs;

(h) Determining, until such time that the SCC is disbanded, whether Milestone Events under the Agreement have been achieved. Thereafter, Merck will determine whether Milestones Events have been achieved, subject to Zymeworks’ right to dispute such determination as set forth herein.

From and after the disbanding of the SCC and except as otherwise provided in this Section 3.12.2, the roles of the SCC will be performed by the Relationship Liaisons or their designees.

3.12.3 SCC Disputes. The SCC will act by unanimous vote, with each voting member of Merck and Zymeworks having one vote. If agreement is not reached by such representatives pursuant to such vote, then the matter may be escalated by either Party to designated officers of both Merck and Zymeworks with appropriate decision making authority for resolution in accordance with Section 15.6. In the event the designated officers are unable to resolve the issue within […***…] days, Merck has and shall have the right to make the final decision with respect to such dispute, provided that Merck will not have the right to revise the Work Plan or Antibody Development Work Plan except as set forth in Section 3.1 or to obligate Zymeworks to perform any task outside of or beyond its obligations under this Agreement. For clarity and notwithstanding the creation of the SCC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the SCC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The SCC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the SSC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the SCC are only those specific issues that are expressly provided in this Agreement to be decided by the SCC.

3.13 Development and Commercialization by Merck. Subject to Section 3.10, Merck is solely responsible, at its sole discretion and expense, for all aspects of development, manufacture and commercialization of Program Antibodies and Products in the Field in the Territory, including planning and implementation. Notwithstanding anything herein to the contrary, Merck is solely responsible for preparing, filing, prosecuting and maintaining all applications for Marketing Authorizations and any other necessary licenses, permits, authorizations and approvals (or waivers) required by any Regulatory Authority for the use, promotion, import, export, manufacture, sale, distribution and commercialization of Program

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Antibodies and Products in the Field in the Territory. Merck shall have the sole right to determine all pricing of Products in the Territory.

4. TARGET AND SEQUENCE PAIR SELECTION AND PRODUCT LIMITATIONS

4.1 Merck Sequence Pairs; Definitions. Subject to Merck’s ability to swap out Sequence Pairs and Target pairs in accordance with Section 4.3.5, Merck shall have the right to select, in accordance with this Article 4 and during the Research Program Term, up to […***…] Merck Sequence Pairs that it may direct Zymeworks to incorporate into Program Antibodies, and such Merck Sequence Pairs may be Directed To a total of not more than […***…] Merck Target Pairs. To designate a Sequence Pair as a Merck Sequence Pair, Merck shall provide Zymeworks with written notice of such Sequence Pair, setting forth the Sequences included in such Sequence Pair and the Target(s) To which they are Directed, and requesting that such Sequence Pair be submitted to gatekeeping. Each designated Sequence Pair shall be subject to gatekeeping pursuant to Section 4.3 below, and if a designated Sequence Pair is available in accordance with such gatekeeping, it shall become a “Merck Sequence Pair.” Each Merck Sequence Pair shall be subject to the exclusivity set forth in Section 5.2 below. For clarity, Merck may submit more than […***…] Sequence Pairs for consideration as potential Merck Sequence Pairs during the Research Program Term. For purposes of this Agreement, “Sequence” means an antibody nucleic acid or amino acid sequence corresponding only to the […***…] that is Directed To […***…]; “Sequence Pair” means a pair of Sequences, each of which is Directed To a […***…]; and “Merck Target Pair” means the […***…] or a […***…] To which a Merck Sequence Pair is Directed.

4.2 Initial Targets and Sequence Pairs.

4.2.1 Prior to the Restatement Effective Date, Merck notified Zymeworks in writing of Merck’s selection of the first […***…] exclusive Targets To which Program Antibodies and Products may be Directed (i.e., the first […***…] exclusive Targets to which Merck may develop and commercialize Program Antibodies and Products). Under Section 5.2 these first […***…] Targets, […***…] (each, an “Initial Target”), were subject to exclusivity prior to the Restatement Effective Date. In addition, prior to the Restatement Effective Date, Merck notified Zymeworks in writing of Merck’s selection of the following Targets: […***…] (collectively, the “Other Targets”). As of the Restatement Effective Date, Merck shall no longer have any exclusivity with respect to the Initial Targets or the Other Targets, except to the extent set forth in Section 5.4 with respect to the Initial Targets. Zymeworks, during the Research Program Term, will generate Program Antibodies incorporating […***…] Merck Sequence Pair(s) Directed To Merck Target Pairs that include […***…] and […***…] Merck Sequence Pair Directed To a Merck Target Pair that includes […***…], in accordance with the Antibody Development Work Plan and Section 3.1.1; provided that, subject to Section 4.1, the Antibody Development Work Plan, including the number of Merck Sequence Pairs set forth above, may be amended from time to time upon mutual written agreement of the Parties. The Program Antibodies resulting from the Antibody Development Work Plan shall comprise all Program Antibodies Directed To the Initial Targets, and Merck shall not generate additional Program Antibodies Directed To the Initial Targets outside of the Antibody Development Work Plan. For clarity, the Merck Sequence Pairs that are subject to the Antibody Development Work

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Plan shall represent […***…] of the […***…] permitted Merck Sequence Pairs, unless and until swapped for other Merck Sequence Pairs as set forth below.

4.2.2 Initial Target Sequence Pair Selection. Subject to Sections 4.1 and 4.3, Merck will not be limited with respect to which Sequence Pairs it may select as Merck Sequence Pairs Directed To Merck Target Pairs including each Initial Target (each, an “Initial Target Sequence Pair”), during the Research Program Term. Accordingly, during Research Program Term, Merck has the right, subject to Section 4.3.1 (a) to select any Sequence Pair (or modified derivative thereof) as an Initial Target Sequence Pair, (b) to substitute a different Sequence Pair for any Initial Target Sequence Pair, and (c) to request Zymeworks to design, produce and optimize such additional Multi-Specific Antibodies based on such Initial Target Sequence Pairs utilizing the Zymeworks Platform or the Expanded Zymeworks Technology pursuant to this Agreement. During the Research Program Term, Zymeworks will refrain from internally developing products Directed To the Merck Target Pairs that include […***…].

4.3 Target and Sequence Selection Limitations.

4.3.1 As of the Restatement Effective Date, Merck may select any Sequence Pair as a Merck Sequence Pair provided that, at the time that Merck notifies Zymeworks of the selection of such Sequence Pair, Zymeworks is not, as of the date Zymeworks receives such Written Notice from Merck,

(a) contractually obligated to grant, or has not granted, to a Third Party rights with respect to products incorporating such Sequence Pair or exclusive rights with respect to products Directed To the Target or Target pair To which such Sequence Pair is Directed;

(b) actively and in good faith engaged in negotiations with a Third Party regarding the development or commercialization of products incorporating such Sequence Pair or exclusive rights with respect to the development or commercialization of products Directed To the Target or Target pair To which such Sequence Pair is Directed […***…]; or

(c) subject to Sections 4.2.2 and 5.4, […***…] on its own behalf regarding the development or commercialization of products incorporating such Sequence Pair or […***…] (as evidenced by documented […***…])) (each such Sequence, a “Zymeworks Sequence Pair”).

4.3.2 Within […***…] Business days of Zymeworks’ receipt of Merck’s Written Notice with respect to each Sequence Pair that Merck proposes to select under Section 4.1 or 4.2, Zymeworks shall provide Merck with Written Notice if such proposed Merck Sequence Pair is unavailable for any of the reasons set forth in Section 4.3.1, and the basis for the unavailability. If any such Sequence Pair is so unavailable, Merck may propose another Merck Sequence Pair, subject to Section 4.3 and the process set forth therein.

4.3.3 Notwithstanding the foregoing, in the event that Merck proposes to select, as a Merck Sequence Pair, a Sequence Pair that is a Zymeworks Sequence Pair and,

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notwithstanding such awareness, Merck desires that such Zymeworks Sequence Pair become a Merck Sequence Pair, then the Parties shall negotiate in good faith to reach commercially reasonable terms pursuant to which such Zymeworks Sequence Pair would become a Merck Sequence Pair.

4.3.4 Sequences Pairs selected by Merck and not unavailable constitute Merck Sequences Pairs and are subject to exclusivity as set forth in Section 5.2.

4.3.5 Merck may research, develop and commercialize up to three (3) Products (excluding Second Generation Products) incorporating no more than […***…] Merck Sequence Pairs and Directed To no more than […***…] Merck Target Pairs. However, to test feasibility and biological relevance of Sequence Pairs in conjunction with Zymeworks Scaffolds, Merck may undertake research and development (but no commercial activities) with respect to antibodies incorporating Zymeworks Scaffolds incorporating more than […***…] Merck Sequence Pairs; provided that, as set forth in Section 4.1, at any given time no more than […***…] Sequence Pairs may be designated as Merck Sequence Pairs. Moreover, if the development of a Program Antibody incorporating a particular Merck Sequence Pair is terminated prior to the achievement of Development Milestone Event 1 with respect to the Product incorporating such Program Antibody, Merck may select a replacement Merck Sequence Pair for the Merck Sequence Pair incorporated into such Program Antibody by providing Written Notice to Zymeworks and subject to this Section 4.3 (and, upon such substitution (a) the dropped Merck Sequence Pair shall no longer constitute a Merck Sequence Pair, (b) the replacement Sequence Pair shall be a Merck Sequence Pair, and (c) the number of Merck Sequence Pairs selected by Merck, and the number of Merck Target Pairs To which Merck Sequence Pairs are Directed shall not therefore have increased).

5. EXCLUSIVITY

5.1 General. From the Effective Date until the earlier of (i) […***…] after the date that Merck pays Zymeworks for achievement of […***…] in Section 6.1 and (ii) the date […***…] months after the Effective Date (such time period constituting the “[…***…]”), Zymeworks and its Affiliates shall not: (a) undertake activities on any Zymeworks Scaffolds or Multi-Specific Antibodies that incorporate a Zymeworks Scaffold; and/or (b) work with or grant any license, access or other rights to any Third Party with respect to any (i) Zymeworks Scaffolds or Multi-Specific Antibodies that incorporate a Zymeworks Scaffold and (ii) Zymeworks Patent Rights and Zymeworks Know-How with respect to such scaffolds and antibodies, except as necessary for Zymeworks to undertake its obligations under the Agreement. For clarity, the […***…] expired prior to the Restatement Effective Date, and the foregoing exclusivity and the limitations set forth below on internal research activities are of no further force or effect.

5.1.1 Exclusions. Notwithstanding anything in Section 2.1 or Section 5.1 to the contrary, Zymeworks, during the […***…], may undertake internal research activities (i.e. activities which Zymeworks is undertaking solely on its own behalf) on antibodies, provided that Zymeworks does not initiate internal research activities on a Multi-Specific Antibody which, at the time such activities are initiated, is […***…], and (b) Zymeworks, during the […***…], does

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not initiate […***…] with respect to any […***…] that incorporates one or more Zymeworks Scaffolds on which it undertook such research activities (regardless of whether any such Multi-Specific Antibody is […***…]). For clarity, Zymeworks may engage contractors to perform its activities on its behalf pursuant to this Section 5.1.1.

5.2 Sequence Pair Exclusivity. During the Research Program Term, Zymeworks will grant Merck exclusivity with respect to Merck Sequence Pairs as set forth in this Section 5.2 and subject to Section 5.3 and 5.4. For clarity, as of the Restatement Effective Date, Merck is not granted any Target level or Merck Target Pair level exclusivity pursuant to this Agreement and any such Target or […***…] level exclusivities granted under the Original Agreement are hereby terminated as of the Restatement Effective Date. Unless expressly permitted otherwise under this Agreement, Zymeworks and its Affiliates, during the Term, (a) shall not grant any Third Party rights (by license grant or otherwise) to research, develop, manufacture or commercialize any antibody, antibody analogue or product generated using a Merck Sequence Pair, in each case which incorporates a Zymeworks Scaffold; and (b) shall not grant any Third Party any license or other right to use any Zymeworks Scaffold or grant any license or other rights to any Third Party to use Patent Rights and/or Know-How Controlled by Zymeworks, in either case to undertake any activities (e.g., research, develop, manufacture and commercialize) with respect to any Multi-Specific Antibody generated using a Merck Sequence Pair which incorporates a Zymeworks Scaffold, or product which incorporates such a Multi-Specific Antibody. For clarity, the preceding (x) precludes Zymeworks and its Affiliates, directly or through any Third Party under an agreement with Zymeworks (or a Zymeworks Affiliate) from researching, developing, manufacturing and commercializing any antibody, antibody analogue or product generated using a Merck Sequence Pair and incorporating a Zymeworks Scaffold, (y) precludes Zymeworks from granting licenses to Third Parties to develop, manufacture or commercialize Antibodies or products based on a […***…] that is the Confidential Information of Merck, and (z) is in addition to Zymeworks’ confidentiality obligations to Merck set forth in this Agreement. For clarity, the Merck Sequence Pair level exclusivity set forth in this Section 5.2 shall apply to Merck Sequence Pairs incorporated into the Program Antibodies designed, produced and optimized by Merck and/or Zymeworks for Merck pursuant to the Antibody Development Work Plan (including proof-of-concept Antibodies and lead Antibodies); subject to Merck’s right to swap out the applicable Merck Sequence Pair as provided in Section 4.3.5.

5.3 Additional Exclusivity Exception. Notwithstanding anything in Sections 5.2 or 5.4 to the contrary and without limiting any other rights retained by Zymeworks, Merck agrees that Zymeworks may research, develop, manufacture and commercialize Multi-Specific Antibodies (including those that incorporate Selected Scaffolds) itself or through Affiliates or Third Parties that are Directed To Target pairs (a) […***…] and […***…] or (b) […***…] and […***…] (each, an “Allowed Target Pair”), and any product incorporating such Multi-Specific Antibodies without any ongoing obligation to Merck, by itself or with a Third Party; provided that the following terms are met:

5.3.1 Zymeworks shall, via the SCC, provide Merck with a list of completed, ongoing and planned (through to IND-enablement) experiments conducted by or on behalf of Zymeworks with Multi-Specific Antibodies which incorporate a Zymeworks Scaffold and are Directed To an Allowed Target Pair (the “Allowed Target Pairs Experiments”). For clarity,

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experiments conducted by a licensee of Zymeworks are not conducted on behalf of Zymeworks. Zymeworks will use good faith, commercially reasonable efforts to obtain the right to provide Merck with data from the […***…] arm of experiments conducted by Zymeworks’ licensees with Multi-Specific Antibodies which incorporate a Zymeworks Scaffold and are Directed To either Allowed Target Pairs within the scope, and for the purposes, described in Section 5.3.2 below; provided that if, despite such good faith, commercially reasonable efforts, Zymeworks is unable to obtain such rights, Zymeworks shall not be deemed to be in breach of this Section 5.3.1.

5.3.2 Via the SCC, Zymeworks shall provide Merck with data from the Allowed Target Pairs Experiments promptly after it becomes available to Zymeworks. This data sharing will consist of, at a minimum, (i) Scaffold Packages concerning the Allowed Target Pairs, (ii) assay protocols related to the […***…] arm of the Allowed Target Pairs Experiments, (iii) parenteral and humanized […***…] sequences and characterization (DNA and protein), including any […***…] light-chain pairings; (iv) construct design (e.g. scFv-Fc, scFv-Fab-Fc, Fab-Fc, other); (v) anti-[…***…] binding affinity (to […***…] target as appropriate); (vi) Tm of the isolate anti-[…***…] or the anti-[…***…] arm of such Multi-Specific Antibody (vii) expression titer; and (viii) post-protein A % HMW aggregate. Merck shall only use the data disclosed pursuant to this Section 5.3.2, on a non-exclusive basis, in the course of its internal research and development activities, as well as its development and commercialization of the Program Antibodies pursuant to the licenses granted to Merck in Section 2.1. For clarity, the use of such data or any intellectual property rights therein by Merck in the further development or commercialization of products outside of the scope of the licenses granted in Section 2.1 would be the subject of a separate agreement between the Parties.

5.4 Initial Target Exclusivity. Zymeworks has the right to grant exclusive or non-exclusive licenses under the Zymeworks Intellectual Property to Third Parties with respect to products containing Antibodies Directed To either Initial Target (alone or as a bi-specific); provided that Zymeworks shall not grant an exclusive license under the Zymeworks Intellectual Property to research, develop, manufacture or commercialize Antibodies Directed To any Target pair that includes […***…] or […***…] (other than […***…] or […***…], which are subject to Section 5.3 above) until the earlier of (a) […***…] and (b) the date of the […***…], as applicable. For clarity, after the […***…], Zymeworks will have the right to grant an exclusive license under the Zymeworks Intellectual Property to research, develop, manufacture or commercialize Antibodies Directed To any Target pair that includes […***…], subject to the Merck Sequence Pair exclusivities granted to Merck pursuant to Section 5.2 above, if any. Similarly, after the […***…], Zymeworks will have the right to grant an exclusive license under the Zymeworks Intellectual Property to research, develop, manufacture or commercialize Antibodies Directed To any Target pair that includes […***…], subject to the Merck Sequence Pair exclusivities granted to Merck pursuant to Section 5.2 above, if any.

6. FINANCIAL PROVISIONS

6.1 Upfront Payment. In consideration of Zymeworks’ granting of the licenses and rights to Merck and Zymeworks’ undertaking of the activities required under this Agreement, Merck shall pay to Zymeworks a one-time upfront payment of One Million, Two Hundred and Fifty Thousand US dollars (USD $1,250,000) within […***…] Business Days following the Effective Date.

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6.2 Milestone Payments. Within […***…] days after the achievement of a milestone event under Section 6.2.1, Section 6.2.2, Section 6.2.3, Section 6.2.4 and Section 6.2.5 (each, a “Milestone Event”), Merck shall make the corresponding milestone payment (each, a “Milestone Payment”):

6.2.1 Research Milestones.

Research Success Milestone Events	Milestone Payments
1. […***…]	USD $2.0 Million
2. […***…]	USD $1.5 Million

6.2.2 IND Enabling Milestone.

IND Milestone Event	Milestone Payment
1. […***…]	USD $[…***…]

6.2.3 Development Milestones.

Development Milestone Events	Milestone Payments
1. […***…]	USD $[…***…]
2. […***…]	USD $[…***…]
3. […***…]	USD $[…***…]
4. […***…]	USD $[…***…]

6.2.4 Commercial Milestones.

Commercial Milestone Events	Milestone Payments
1. […***…]	USD $[…***…]
2. […***…]	USD $[…***…]
3. […***…]	USD $[…***…]

6.2.5 Second Generation Milestones.

Second Generation Milestone Events	Milestone Payments
1. […***…]	USD $[…***…]
2. […***…]	USD $[…***…]

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3. […***…]	USD $[…***…]
4. […***…]	USD $[…***…]

6.2.6 Each Milestone Payment associated with a Research Milestone Event is payable […***…]. Subject to Section 6.2.6(a), each Milestone Payment associated with the IND Milestone Event and each Development Milestone Event and each Commercial Milestone Event is payable […***…]. Each Milestone Payment associated with a Second Generation Milestone Event is payable […***…].

(a) For clarity, (i) Milestone Payments associated with the IND Milestone Event and each Development Milestone Event may be paid no more than […***…] times during the Term, (ii) First Commercial Sale in a Major Market under Section 6.2.4 and Section 6.2.5 means that there has been a First Commercial Sale of the Product in all of the countries that make up the Major Market, (iii) the IND Enabling Milestone Payments, the Development Milestone Payments and the Commercial Milestone Payments are not payable for a Second Generation Product and (iv) the Second Generation Milestone Payments are not payable for a Product that is not a Second Generation Product.

6.2.7 Suspended Product. Notwithstanding the preceding, if (a) development of a Product ceases or is indefinitely suspended after a Milestone Payment is made with respect to such Product or (b) commercialization of a Product ceases or is indefinitely suspended for safety reasons (each such Product constituting a “Suspended Product”), then Merck shall only make Milestone Payments on the first subsequent developed Product (regardless of whether such later developed Product is Directed To the same Merck Target Pair To which the Suspended Product was Directed) to achieve Milestone Events after the last Milestone Event achieved by the Suspended Product. For purposes of clarity, if the development of a Product that has triggered any Milestone Payments is discontinued (so that that Product constitutes a Suspended Product), and Merck subsequently develops any later Product, Merck shall be required to pay only those Milestone Payments with respect to the first such subsequent Product that achieves Milestone Events that were not achieved and paid for the Suspended Product.

(a) By way of first example, a Product (“Product No. 1”) achieves all Milestone Events up to and including Development Milestone Event 1 and Merck pays the associated Milestone Payments. Thereafter, Product No. 1 became a Suspended Product. Subsequently, the next Product (“Product No. 2”) achieves all Milestones up to and including Development Milestone Event 1. Merck would not pay any of the Milestone Payments for Product No. 2 until such time that Product No. 2 achieves a Milestone Event subsequent to achieving Development Milestone Event 1.

(b) By way of second example, a Product (“Product No. 1”) achieves all Milestone Events up to and including Development Milestone Event 1 and Merck pays the associated Milestone Payments. Thereafter, Product No. 1 became a Suspended Product. Subsequently, the next Product (“Product No. 2”) achieves all Milestones up to and including the IND Milestone Event and then becomes a Suspended Product. Thereafter, the next Product

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(“Product No. 3”) achieves all Milestone Events up to and including Development Milestone Event 1. Merck would not pay any of the Milestone Payments for Product No. 2 since the Milestone Events that it achieved had already been achieved and the associated Milestone Payments paid for with respect to Product No. 1. Moreover, since Product No. 2 had itself become a Suspended Product, it would not be until such time that Product No. 3 achieved a Milestone Event subsequent to achieving Development Milestone Event 1 that Merck would pay the associated Milestone Payment because Merck had already paid the Milestone Payments for Product No. 1 up to and including the Milestone Payment associated with achievement of Development Milestone Event 1.

6.3 Royalties.

6.3.1 Patent Royalty Payments. Merck shall pay Zymeworks a royalty (each such royalty payment under this Section 6.3.1 and Section 6.3.2 constituting a “Royalty”) on Net Sales of each Product in each country in the Territory where, were it not for a license granted to Merck under Article 2, the sale of such Product in a country would infringe a Valid Patent Claim, at the following rates (which are a percentage of Net Sales).

Calendar Year worldwide Net Sales of Each Product	Royalty Rate
USD $[…***…] to USD $[…***…]	[…***…	]%
Above USD $[…***…] to USD $[…***…]	[…***…	]%
Above USD $[…***…]	[…***…	]%

6.3.2 Know-How Royalty Rates. If the sale of a Product, as applicable, is not covered by a Valid Patent Claim in a country in the Territory in which it is sold, Merck shall pay Zymeworks Royalties at […***…] percent ([…***…]%) of the applicable Royalty rates specified in Section 6.3 for a period commencing on the date of First Commercial Sale of such Product in such country and expiring […***…] years after the First Commercial Sale in such country.

6.3.3 One Royalty; Samples. Only one Royalty shall be due with respect to the same unit of Product. Annual Net Sales of a Product, for purposes of determining the payment of Royalties, shall not be aggregated with the annual Net Sales of any other Product. No Royalties shall accrue on the disposition of Product in reasonable quantities by Merck or its Related Parties as […***…] or as […***…].

6.3.4 Royalty Offset. The foregoing Royalties with respect to sales of a Product in a country in the Territory shall be reduced by […***…] percent ([…***…]%) of any royalties or other payments owed by Merck or its Related Party making such sales, as applicable, to Third Parties, directly or indirectly, for the use of or rights to Patent Rights controlled by one or more Third Parties that, in Merck’s reasonable opinion, cover one or more Zymeworks Scaffolds incorporated in such Product (or cover uses of such Zymeworks Scaffold(s)) in such country, provided, however, that Royalties payable to Zymeworks under this Section 6.3 shall

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not be reduced to less than […***…] percent ([…***…]%) of the Royalties otherwise payable to Zymeworks with respect to sales of such Product in such country.

6.3.5 Compulsory Licenses. If Merck or a Related Party, as a condition of obtaining or maintaining Marketing Authorization for a Product in a country in the Territory, is required by a government authority to grant a compulsory license to a Third Party with respect to such Product in the Field in such country, and the royalty rate under such compulsory license is lower than the Royalty Rate provided under Section 6.3.1 or Section 6.3.2 (as the case may be), then the Royalty Rate to be paid by Merck on Net Sales by such compulsory licensee in that country under Section 6.3.1 or Section 6.3.2 will be reduced to the […***…] for so long as such compulsory license continues in effect.

6.3.6 Change in Sales Practices. The Parties acknowledge that during the Term, Merck’s sales practices for the marketing and distribution of Product may change to the extent to which the calculation of the payment for Royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating Zymeworks to the extent currently contemplated under Section 6.3.

6.4 Payment for Additional Work by Zymeworks. If, after the IND Milestone Event is first achieved for the first Program Antibody, Merck requests that Zymeworks undertakes additional work (a) as set forth in Section 3.10 or (b) in order to obtain scientifically and commercially viable Product, and, in the case of (b) only, subject to Zymeworks having sufficient resources and personnel to address Merck’s request, then Merck shall compensate Zymeworks for such work actually performed by Zymeworks scientists at the FTE rate of USD $[…***…]. The FTE rate shall be subject to annual increases not to exceed the consumer price index for such Calendar Year as reported by Statistics Canada for such Calendar Year. Before initiating such work, Zymeworks shall provide Merck with a proposal (which includes a budget, total cost for the proposed work and detailed work plan) and obtain Merck’s written approval thereof. After initiating the work, Zymeworks shall periodically submit to Merck invoices, along with appropriate documentation demonstrating work completed to Merck’s reasonable satisfaction. The documentation shall include, among other things, the type and extent of work performed and the amount of time spent by Zymeworks personnel undertaking such work. Merck shall compensate Zymeworks within […***…] days of receipt of such invoice.

6.5 Milestone Payments and Royalties Associated with Zymeworks Scaffolds. For clarity, even if a Selected Scaffold contains a […***…] where the […***…] is Controlled by Merck, the underlying Selected Scaffold still constitutes a Selected Scaffold under this Agreement (notwithstanding the fact that Merck Controls the […***…]). In the event that Zymeworks would have received a Milestone Payment or Royalty under this Agreement for Merck’s use of the Selected Scaffold even if the Zymeworks Scaffold had not contained the […***…] Controlled by Merck, then Zymeworks shall be entitled to such payment even if the Selected Scaffold contains such […***…].

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7. REPORTS AND PAYMENT TERMS FOR MILESTONES AND ROYALTIES

7.1 Payment Terms for Milestone and Royalties.

7.1.1 Within […***…] days of the SCC determining (as reflected in its minutes) that Research Milestone Event 1 or Research Milestone Event 2, respectively, has been achieved, Merck shall pay to Zymeworks the corresponding Milestone Payment. Merck shall provide Zymeworks with Written Notice of the achievement of each other Milestone Event (that is, Milestone Events after Research Milestone Event 1 and Research Milestone Event 2) within […***…] days thereafter and make the corresponding Milestone Payment within […***…] days after achievement of the Milestone Event.

7.1.2 During the Term, following the First Commercial Sale of a Product, Merck shall furnish to Zymeworks a quarterly written report for the Calendar Quarter showing the Net Sales of all Products sold by Merck and its Related Parties during the reporting Calendar Quarter and the Royalties payable under this Agreement in sufficient detail to allow Zymeworks to verify the amount of Royalties paid by Merck with respect to such Calendar Quarter, including, on a country-by-country basis, the number of each Product sold, the Net Sales of each Product, and the Royalties (in US dollars) payable with respect to each Product and in total. Reports shall be due no later than […***…] days following the end of each Calendar Quarter. Royalties shown to have accrued by each report provided under this Section 7.1.2 shall be due and payable on the date such report is due. For clarity, each report provided by Merck shall constitute Merck Confidential Information.

7.1.3 Except as otherwise provided herein, amounts shall be due and payable within […***…] days of receipt of invoice therefor.

7.2 Royalty Term. Royalties shall be payable on a Product-by-Product and country-by-country basis until no longer required as set forth under this Agreement (“Royalty Term”). Following the Royalty Term on a Product-by-Product and country-by-country basis, Merck’s licenses with respect to such Product in such country shall continue as set forth in Section 11.1.2.

7.3 Payment Exchange Rate. All payments to be made by Merck to Zymeworks under this Agreement shall be made in United States dollars. Payments to Zymeworks shall be made by electronic wire transfer of immediately available funds to the account of Zymeworks, as designated in writing to Merck. In the case of sales outside the United States, the rate of exchange to be used in computing the monthly amount of currency equivalent in United States dollars due Zymeworks shall be made at the monthly rate of exchange utilized by Merck in its worldwide accounting system, prevailing on the third to the last Business Day of the month preceding the month in which such sales are recorded by Merck.

7.4 Taxes. Each Party shall be responsible for its own tax liabilities arising under this Agreement. Subject to this Section 7.4, Zymeworks shall be liable for all income and other taxes (including interest) (“Taxes”) imposed upon any payments made by Merck to Zymeworks under this Agreement (“Agreement Payments”). If Applicable Laws, rules or regulations

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require the withholding of Taxes, Merck shall make such withholding payments in a timely manner and shall subtract the amount thereof from the Agreement Payments. Merck shall promptly (as available) submit to Zymeworks appropriate proof of payment of the withheld Taxes as well as the official receipts within a reasonable period of time. Merck shall provide Zymeworks reasonable assistance in order to allow Zymeworks to obtain the benefit of any present or future treaty against double taxation or refund or reduction in Taxes which may apply to the Agreement Payments.

7.5 Records and Audit Rights.

7.5.1 Records. Merck will keep (and will cause its Related Parties to keep) complete, true and accurate books and records in sufficient detail for Zymeworks to determine payments due to Zymeworks under this Agreement, including Royalties. Each Party will keep (and will cause its Related Parties to keep) complete, true and accurate books and records in sufficient detail to allow the other Party to confirm those expenses incurred by the first Party and its Related Parties for which the other Party is obligated to pay under this Agreement. Each Party will keep such books and records for at least […***…] years following the end of the Calendar Year to which they pertain.

7.5.2 Audit Rights. Each Party shall have the right for a period of […***…] after the latter of the date when expenses were incurred or payments made under this Agreement (the “Expenses and Payments”) to appoint at its expense an independent certified public accountant of nationally recognized standing (the “Accounting Firm”) reasonably acceptable to the other Party to inspect or audit the relevant records of the other Party and its Affiliates to verify that the amount of such payments or expenses were correctly determined. The Audited Party and its Related Parties shall each make its records available for inspection or audit by the Accounting Firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from the Auditing Party, solely to verify the Expenses and Payments hereunder were correctly determined. Such inspection or audit right shall not be exercised by the Auditing Party more than once in any Calendar Year and may cover a period ending not more than […***…] prior to the date of such request. All records made available for inspection or audit shall be deemed to be Confidential Information of the Audited Party. The results of each inspection or audit, if any, shall be binding on both Parties. In the event there was an error in the amount of Expenses and Payments reported by the Audited Party hereunder, (a) if the amount of Expenses and Payments was over reported, the Party that received the overpayment shall promptly (but in any event no later than […***…] days after the Audited Party’s receipt of the Accounting Firm’s report so concluding) make payment to the other Party of the over reported amount, and (b) if the amount of Expenses and Payments was underreported, the Party that owes the additional payment (but in any event no later than […***…] days after the Auditing Party’s receipt of the Accounting Firm’s report so concluding) make payment to the other Party of the underreported amount. The Auditing Party shall bear the full cost of such audit unless such audit discloses an over reporting by the Audited Party of more than the greater of (a) […***…] percent ([…***…]%) of the aggregate amount of the Expenses and Payments reportable in any Calendar Year, and (b) USD $[…***…], in which case the Audited Party shall reimburse the Auditing Party for all costs incurred by the Auditing Party in connection with such inspection or audit.

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(a) The Accounting Firm will disclose to the Auditing Party only whether the Expenses and Payments are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party without the prior consent of the Audited Party unless disclosure is required by Applicable Laws or judicial order. The Audited Party is entitled to require the Accounting Firm to execute a reasonable confidentiality agreement prior to commencing any such audit. The Accounting Firm shall provide a copy of its report and findings to the Audited Party.

(b) Upon the expiration of […***…] following the end of any Calendar Year, the calculation of Royalties payable with respect to such Calendar Year will be binding and conclusive upon both Parties, and the other Party will be released from any liability or accountability with respect to Expenses and Payments for such Calendar Year.

7.6 Other. Notwithstanding any other provision of this Agreement, if at any time legal restrictions prevent the prompt remittance of part or all of the payments required hereunder in any country, payment shall be made through such lawful means or methods as the receiving Party may reasonably determine.

8. INTELLECTUAL PROPERTY RIGHTS

8.1 Ownership of Inventions.

8.1.1 Ownership of all Inventions, including Patent Rights and other intellectual property rights covering such Inventions, shall be as set forth in this Article 8. Determination of inventorship of Inventions shall be made in accordance with US laws. Each Party will continue to own any Patent Rights and Know-How that it owned prior to the Effective Date or created or obtained outside the scope of this Agreement, or which it licenses to the other Party under this Agreement. All Inventions arising from the Agreement shall be owned by the inventing Party or Parties. Inventions that are made solely by Zymeworks (and the Patent Rights claiming them) shall be owned solely by Zymeworks, and Inventions that are made solely by Merck (and the Patent Rights claiming them) shall be owned solely by Merck. Joint Inventions (and the Patent Rights claiming them) shall be owned jointly by the Parties. Subject to Article 2, Article 5 and Article 12, each Party has the right to grant licenses under such Joint Inventions (and the Patent Rights claiming them) to any Third Party without the consent of, or accounting to, the other Party.

8.1.2 Merck has the right (and nothing in this Agreement shall limit Merck’s right) to file patent applications disclosing and claiming Program Antibodies comprising Selected Scaffolds disclosed to Merck.

8.2 Patent Prosecution and Maintenance.

8.2.1 Definitions. As used herein, “prosecution” includes (a) all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings and (b) interferences, reexaminations, reissues, oppositions, and the like.

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8.2.2 Zymeworks Patent Rights.

(a) Zymeworks, at Zymeworks’ expense, shall have the sole right to control the preparation, filing, prosecution and maintenance of Zymeworks Patent Rights using patent counsel of Zymeworks’ choice. Zymeworks shall keep Merck reasonably advised with respect to the status of the filing, prosecution and maintenance of the Zymeworks Patent Rights and, upon Merck’s request, shall provide advance copies of submissions to any patent office related to the filing, prosecution and maintenance of such patent filings. Zymeworks shall promptly give Written Notice to Merck of the grant, lapse, revocation, surrender, invalidation or abandonment of any Zymeworks Patent Rights licensed to Merck under this Agreement.

(b) Zymeworks may elect not to file or to cease prosecution and/or maintenance of Zymeworks Patent Rights on a country-by-country basis, and if so, Zymeworks shall give timely Written Notice to Merck. In such event, Merck may by providing Written Notice to Zymeworks and at Merck’s option, direct Zymeworks to file or to continue prosecution or maintenance of such Zymeworks Patent Rights at Merck’s expense (unless Third Parties also have a license in such Zymeworks Patent Rights, in which case Merck shall only pay a percentage of such costs based on the number of such licenses (for example, if […***…] Third Parties also have a license, then Merck would only pay […***…] of the costs)). Zymeworks shall use reasonable efforts to comply with such direction and promptly provide Merck with copies of the prosecution bills. Merck shall have the right to offset all amounts paid to Zymeworks under this Section 8.2.2(b) against (i) Royalties payable to Zymeworks under Section 6.3.1 and, in the event that there is insufficient offset under (i), then (ii) Royalties payable to Zymeworks under Section 6.3.2, but only […***…] percent ([…***…]%) of amounts paid to Zymeworks under this Section 8.2.2(b) may be offset against Royalties payable to Zymeworks under Section 6.3.2.

8.2.3 Patent Rights Controlled by Merck and Joint Patent Rights.

(a) Merck, at Merck’s expense, shall have the sole right to control the preparation, filing, prosecution and maintenance of Patent Rights Controlled by Merck arising under this Agreement. In addition, Merck, at Merck’s expense, shall have the sole right (except as set forth in Section 8.2.3(b)) to control the preparation, filing, prosecution and maintenance of Joint Patent Rights using patent counsel reasonably acceptable to Zymeworks. Merck shall keep Zymeworks reasonably advised with respect to the status of the filing, prosecution and maintenance of the Joint Patent Rights and shall provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings on Joint Patent Rights to Zymeworks for review and comment. Merck shall take into consideration any comments from Zymeworks. Merck shall promptly give Written Notice to Zymeworks of the grant, lapse, revocation, surrender, invalidation or abandonment of any Joint Patent Rights.

(b) Merck may elect not to file or to cease prosecution and/or maintenance of Joint Patent Rights on a country-by-country basis, and if it does so, Merck shall give timely Written Notice to Zymeworks. Zymeworks may by Written Notice to Merck assume prosecution or maintenance of such Joint Patent Rights at Zymeworks’ expense.

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8.2.4 Cooperation in Prosecution. Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in Section 8.2, including providing any necessary powers of attorney and assignments of employees of the Parties and their Affiliates and sublicensees and Third Party contractors and executing any other required documents or instruments for such prosecution.

(a) All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Zymeworks Patent Rights, Patent Rights Controlled by Merck, and Joint Patent Rights, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patent Rights, shall be considered Confidential Information, subject to Article 9. For clarity, all such communications regarding the Zymeworks Patent Rights shall be the Confidential Information of Zymeworks; all such communications regarding Patent Rights Controlled by Merck shall be the Confidential Information of Merck; and all such communications regarding Joint Patent Rights shall be the Confidential Information of both Parties.

8.3 Enforcement and Defense.

8.3.1 Notice. Each Party shall provide prompt Written Notice to the other Party of any infringement of Joint Patent Rights, Patent Rights or Know-How Controlled by either Party, or Joint Know-How covering a Pre-Validation Research Program Scaffold Modification, a Selected Scaffold or Program Antibody of which such Party becomes aware (each, an “Infringement”). Merck and Zymeworks shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Merck and Zymeworks, to terminate any such Infringement. Zymeworks shall also provide prompt Written Notice to Merck of any Infringement of Patent Rights covering the Zymeworks Platform of which Zymeworks becomes aware.

8.3.2 Zymeworks Patent Rights and Zymeworks Know-How. Zymeworks shall have the first right to enforce the Zymeworks Patent Right or Zymeworks Know-How with respect to any Infringement, and to defend any declaratory judgment action with respect thereto, at its own expense and by counsel of its own choice and in the name of Zymeworks and shall notify Merck of such enforcement actions. If Zymeworks fails to bring or defend any such action against an Infringement with respect to Program Antibodies or Products in the Territory within (a) […***…] following the notice of alleged Infringement or (b) […***…] before the time limit, if any, set forth in Applicable Laws for the filing of such actions, whichever comes first, Merck shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In no event shall Merck admit the invalidity of, or after exercising its right to bring and control an action under this Section 8.3.2, fail to defend the validity of, any Zymeworks Patent Rights with respect to Program Antibodies or Products without Zymeworks’ prior written consent, which shall not be unreasonably withheld. Prior to Zymeworks admitting the invalidity of, or after exercising its right to bring and control an action under this Section 8.3.2 or failing to defend the validity of, any Zymeworks Patent Rights with respect to Program Antibodies or Products, it shall provide Written Notice to Merck and at the

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request of Merck shall discuss alternatives thereto including Merck taking over control of such action.

8.3.3 Joint Patent Rights and Joint Know-How. Merck shall have the first right to enforce Joint Patent Rights or Joint Know-How, and to control the defense of any declaratory judgment action relating thereto, with respect to such Infringement at its own expense and by counsel of its own choice reasonably acceptable to Zymeworks (such acceptance which shall not be unreasonably withheld or delayed), and Zymeworks shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Merck fails to bring or defend such action within (a) […***…] following the notice of alleged Infringement or (b) […***…] days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Zymeworks shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Merck shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. In no event shall either Party admit the invalidity of, or after exercising its right to bring and control an action under this Section 8.3.3, fail to defend the validity of any Joint Patent Rights without the other Party’s prior written consent.

8.3.4 Infringement Action. In the event a Party brings an Infringement action in accordance with this Section 8.3 (the “Controlling Party”), such Controlling Party shall keep the other Party reasonably informed of the progress of any such action, and the other Party shall cooperate fully with the Controlling Party, including by providing information and materials, at the Controlling Party’s request and expense and if required to bring such action, the furnishing of a power of attorney or being named as a Party. The other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 relating to Joint Patent Rights without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

8.3.5 Recovery. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery obtained by either or both Merck and Zymeworks in connection with or as a result of any action contemplated by this Section 8.3, whether by settlement or otherwise, shall be shared in order as follows:

(a) the Party which initiated and prosecuted the action shall […***…];

(b) the other Party shall then, […***…]; and

(c) the portion of any recovery remaining that is attributable to […***…] in accordance with this Agreement. If the recovery is attributable to […***…]. The portion of any recovery remaining that is not attributable to […***…].

8.3.6 Certification. Each Party shall inform the other Party of any certification regarding any Zymeworks Patent Rights or Joint Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any similar provisions in a country in the Territory other than the United States, and shall provide the other

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Party with a copy of such certification within […***…] of receipt. Zymeworks’ and Merck’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in Section 8.3.2 through Section 8.3.5 hereof. Regardless of which Party has the right to initiate and prosecute such action, both Parties shall, as soon as practicable after receiving notice of such certification, convene and consult with each other regarding the appropriate course of conduct for such action. The non-initiating Party shall have the right to be kept fully informed and participate in decisions regarding the appropriate course of conduct for such action.

8.4 Infringement of Third Party Rights in the Territory.

8.4.1 Notification. Each Party shall provide prompt Written Notice to the other Party of any claim, suit or proceeding brought against a Party or its Related Parties by a Third Party that the manufacture, use, sale or importation of a Program Antibody or a Product by or on behalf of Merck or its Related Parties infringes or misappropriates such Third Party’s Patent Rights or other intellectual property rights where such claim, suit or proceeding is based on, at least in part, the manufacture, use, sale or importation of a Zymeworks Scaffold.

(a) Zymeworks shall provide prompt Written Notice to Merck of any claim, suit or proceeding brought against a Party or its Related Parties by a Third Party that the use of the Zymeworks Platform infringes or misappropriates such Third Party’s Patent Rights or other intellectual property rights.

8.4.2 Defense by Zymeworks. Zymeworks shall have the first right, but not the obligation, to defend and control the defense of any claim, suit or proceeding described in Section 8.4.1 to the extent based on the manufacture, use, sale or importation of a Zymeworks Scaffold, the Zymeworks Platform or Zymeworks Intellectual Property, at its own expense, using counsel of its own choice; provided, however, that prior to Zymeworks entering into any settlement which admits or concedes that any aspect of the Zymeworks Patent Rights, Zymeworks Know-How or Patent Rights Controlled by Zymeworks covering the Zymeworks Platform is invalid or unenforceable it shall provide Written Notice to Merck and at the request of Merck shall discuss alternatives thereto including Merck taking over control of such action. Zymeworks shall keep Merck reasonably informed of all material developments in connection with any such claim, suit, or proceeding, shall provide Merck with copies of all pleadings filed therein, and shall allow Merck reasonable opportunity to participate in the defense thereof. In connection with any such claim defended by Zymeworks, Zymeworks shall, if Merck so requests, use commercially reasonable efforts to procure for Merck a freedom to operate license under Third Party intellectual property asserted as a basis for such claim, provided such license is necessary for Merck to undertake activities under this Agreement (e.g., developing Program Antibodies and developing and commercializing Products); provided that Zymeworks shall have no obligation to pay any fees or costs to the Third Party in procuring such a license (although Merck may direct Zymeworks (and Zymeworks shall comply therewith) to procure such license at Merck’s cost). If Zymeworks fails to defend any such claim, suit or proceeding within (a) […***…] following the notice thereof or (b) […***…] days before the time limit, if any, set forth in the Applicable Laws for the filing of such actions, whichever comes first, Merck shall have the right to control the defense of any such action at its own expense and by counsel of its own

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choice, and Zymeworks shall have the right, at its own expense, to participate in any such defense and be represented in any such action by counsel of its own choice. Merck shall not enter into any settlement which admits or concedes that any aspect of the Zymeworks Patent Rights or Patent Rights Controlled by Zymeworks covering the Zymeworks Platform is invalid or unenforceable, or otherwise diminishes the rights or interest of Zymeworks, without the prior written consent of Zymeworks, such consent not to be unreasonably withheld, conditioned or delayed. Merck shall keep Zymeworks reasonably informed of all material developments in connection with any such claim, suit, or proceeding.

8.4.3 Defense by Merck. Merck shall have the exclusive right to defend and control the defense of any claim, suit or proceeding described in Section 8.4.1 to the extent based on the manufacture, use, sale or importation of a Program Antibody or Product (and not based on the manufacture, use, sale or importation of a Zymeworks Scaffold, the Zymeworks Platform or Zymeworks Intellectual Property), at its own expense, using counsel of its own choice; provided, however, that Merck shall not enter into any settlement which admits or concedes that any aspect of the Joint Patent Rights or Zymeworks Patent Rights is invalid or unenforceable without the prior written consent of Zymeworks, such consent not to be unreasonably withheld or delayed. Merck shall keep Zymeworks reasonably informed of all material developments in connection with any such claim, suit, or proceeding.

8.5 Cooperation; Drug Price Competition and Patent Term Restoration Act.

8.5.1 The Parties will cooperate and take reasonable actions to maximize the protections of the Program Antibody or the Products available under the safe harbor provisions of 35 U.S.C. §103(c) for U.S. patents/patent applications within the Zymeworks Patent Rights and Joint Patent Rights.

8.5.2 The Parties shall use Commercially Reasonable Efforts to cooperate to avoid loss of any Patent Rights covering Program Antibodies or Products which may otherwise be available to the Parties hereto under the provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 or comparable laws outside the United States, including by executing any documents as may be reasonably required. In particular, the Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country and region where applicable to the Zymeworks Patent Rights and Joint Patent Rights. By way of example, Merck may request that Zymeworks seek a regulatory extension on a Zymeworks Patent Rights covering Program Antibody and Zymeworks shall reasonably cooperate with Merck to effectuate such extension.

8.5.3 Zymeworks shall provide reasonable assistance to Merck, at Merck’s reasonable request and expense, with respect to BLAs filed by Merck with Regulatory Authorities by executing any required documents and providing any relevant patent and other information to Merck, in each case that are within Zymeworks’ possession and control so that Merck, as BLA applicant, may provide the FDA or other Regulatory Authority with required information regarding the Zymeworks Scaffolds included in the Products.

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9. CONFIDENTIALITY

9.1 Duty of Confidence . During the Term and for […***…] thereafter, all Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to any Third Party or used for any purpose, except as set forth herein, without the prior written consent of the disclosing Party. A recipient Party may only use Confidential Information of the other Party for purposes of exercising its rights and fulfilling its obligations under this Agreement and may disclose Confidential Information of the other Party and its Affiliates to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by confidentiality and non-use of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party.

9.2 Exceptions . The obligations under Article 9 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

9.2.1 is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

9.2.2 was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party;

9.2.3 is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party that is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

9.2.4 is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without use of or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

9.3 Authorized Disclosures . Subject to Section 9.4, the recipient Party may disclose Confidential Information belonging to the other Party to the extent permitted as follows:

9.3.1 such disclosure is deemed necessary by counsel to the recipient Party to be disclosed to such Party’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such attorneys, independent accountants or financial advisors to provide advice to the receiving Party, on the condition that such attorneys, independent accountants and

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financial advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party;

9.3.2 disclosure by either Party or its Affiliates to governmental or other regulatory agencies in order to obtain and maintain patents consistent with Article 8 or disclosure by Merck or a Merck Affiliate or sublicensee to gain or maintain approval to conduct Clinical Trials for a Product, to obtain and maintain Marketing Authorization or to otherwise develop, manufacture and market Products, but such disclosure may be only to the extent reasonably necessary to obtain and maintain patents or authorizations;

9.3.3 disclosure required in connection with any judicial or administrative process relating to or arising from this Agreement (including any enforcement hereof) or to comply with applicable court orders or governmental regulations;

9.3.4 disclosure to potential or actual investors in connection with due diligence or similar investigations by such Third Parties (provided that Zymeworks remains a privately held company and has not been otherwise acquired by a Third Party); provided, in each case, that any such potential or actual investor agrees to be bound by confidentiality and non-use obligations consistent with those contained in this Agreement as they apply to the recipient Party. Notwithstanding the preceding, Zymeworks may not disclose the Initial Targets, […***…], Merck Target Pairs, or Merck Sequence Pairs, Research Program data (except pursuant to Section 9.4) or other data generated by Merck and disclosed to Zymeworks hereunder to potential or actual investors without Merck’s prior written permission; or

9.3.5 disclosure to potential acquirors in connection with due diligence or similar investigations by such Third Parties; provided, in each case, Zymeworks may not disclose the identity of Merck or its Affiliates linked to any of the following, the Initial Targets, […***…], Merck Target Pairs, or Merck Sequence Pairs, Research Program data (except pursuant to Section 9.4) or other data generated by Merck and disclosed to Zymeworks hereunder to potential acquirors without Merck’s prior written permission, except Zymeworks may disclose the Initial Targets, […***…], Merck Target Pairs and Merck Sequence Pairs, but not the identity of Merck or its Affiliates as having rights to any of the foregoing, to a potential acquiror (a) if the potential acquiror agrees to be bound by confidentiality and non-use obligations consistent with those contained in this Agreement as they apply to Zymeworks under this Agreement and (b) as part of a final diligence process in connection with the negotiation of a near-final version of a definitive agreement for the acquisition by the acquiror of Zymeworks. Subject to Section 15.1.2, an acquirer of Zymeworks to which this Agreement is assigned shall be bound by all obligations of Zymeworks under this Agreement.

9.3.6 If a recipient Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of this Article 9, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed as permitted by this Section 9.3 shall remain otherwise subject to the confidentiality and non-use provisions of this Article 9, and the Party disclosing Confidential Information as permitted by this Section 9.3 shall take all steps reasonably

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necessary, including without limitation obtaining an order of confidentiality and otherwise cooperating with the other Party, to ensure the continued confidential treatment of such Confidential Information.

9.4 Nondisclosure by Zymeworks. Except as expressly provided otherwise in this Article 9, Zymeworks shall not disclose the results of the Research Program during the Term (e.g., Merck’s selection of […***…], Merck Target Pairs or Sequences and resultant data from the Research Program) without Merck’s prior written consent; provided that Zymeworks shall have the right, subject to Section 9.3.4, to disclose the resultant data from the Research Program received by Zymeworks pursuant to Section 3.9.2 in a redacted form that has been approved by Merck (such approval not to be unreasonably refused, conditioned or delayed) for business development and funding purposes. Zymeworks shall not have the right to disclose Merck’s selection of […***…]. However, if a Third Party requests rights with respect to a Merck Target Pairs or Merck Sequence Pairs, then Zymeworks may disclose to such Third Party (without identifying Merck) that that Target is unavailable for developing antibodies incorporating Zymeworks Scaffolds and products incorporating such antibodies.

9.5 Joint Defense/Common Interest Agreement . If appropriate and necessary pursuant to Section 3.2.1 or Section 3.6, the Parties will promptly enter into a joint defense/common interest agreement on standard and customary terms and conditions as mutually agreed and reasonably necessary before Zymeworks discloses opinions of counsel or other information regarding Zymeworks Patent Rights and/or Third Party Patent Rights where (a) such opinions or information are subject to the attorney-client privilege and (b) there is a legitimate threat of litigation associated with the subject matter of the opinions or information.

10. PUBLICATIONS AND PUBLICITY

10.1 Publications.

10.1.1 Except as provided in Section 9.4, Zymeworks may not publish or publicly disclose the results of the Research Program without Merck’s prior written consent, and any publication of the results of the Antibody Development Work Plan shall be made jointly by the Parties.

10.1.2 Zymeworks acknowledges Merck’s interest in publishing the results of its activities under the Agreement in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, and Merck shall have the right to publish such results with respect to the Products or Program Antibodies (including data on Selected Scaffolds contained within Program Antibodies) in accordance with this Section 10.1.2. For clarity, Merck shall not have the right to publish the results of its activities under the Work Plan with respect to (a) Zymeworks Scaffolds that are not Selected Scaffolds or (b) antibodies incorporating Zymeworks Scaffolds that do not constitute Selected Scaffolds, and neither Party shall have the right to publish the results of the activities under the Antibody Development Work Plan other than as part of a joint publication with the other Party. Except for disclosures permitted pursuant to Article 9, Merck, its employees or consultants wishing to make a publication of the results of its activities under the Agreement that contains Zymeworks Confidential Information, shall deliver to Zymeworks a copy of the proposed written publication

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or an outline of an oral disclosure at least […***…] days prior to submission for publication or presentation. For clarity and notwithstanding anything in this Agreement to the contrary, Zymeworks may not limit Merck’s rights to publish or disclose information with respect to Program Antibodies and Products (excluding sequence information specific to the Selected Scaffold) and Zymeworks acknowledges that such information does not constitute Zymeworks Confidential Information.

10.1.3 Subject to Section 10.1.2, Zymeworks shall have the right (a) to request the removal of Zymeworks’ Confidential Information from any such publication or presentation, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If Zymeworks requests a delay, Merck shall delay submission or presentation for a period of […***…] days to enable patent applications protecting Zymeworks’ rights in such information to be filed in accordance with Article 8. Upon expiration of such […***…] days, Merck shall be free to proceed with the publication or presentation.

10.2 Publicity. The Parties have mutually approved a press release attached hereto as Attachment 10.2(a) with respect to the Original Agreement, and either Party may make subsequent public disclosure of the contents of such press release. The Parties have mutually approved a press release attached hereto as Attachment 10.2(b) with respect to the execution of this Agreement, and either Party may make subsequent public disclosure of the contents of such press release. Subject to the foregoing, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing execution of this Agreement, the terms hereof or any the activities under the Research Program conducted hereunder without the prior written consent of the other Party, provided however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or pursuant to the rules of any recognized stock exchange or quotation system, subject to that Party notifying the other Party of such duty and limiting such disclosure as reasonably requested by the other Party (and giving the other Party sufficient time to review and comment on any proposed disclosure). In the event that Zymeworks desires to make a public announcement regarding the achievement of any Milestone Payment, Zymeworks will provide Merck with no less than […***…] Business Days in which to review and approve such announcement, such approval not to be unreasonably withheld, conditioned or delayed. All Milestone Events prior to the second Clinical Milestone Event may only be referenced in public announcements in general terms and without specificity as to the particular milestone.

11. TERM AND TERMINATION

11.1 Term.

11.1.1 The term of this Agreement (the “Term”) will commence on the Effective Date and (subject to earlier termination in accordance with Section 11.2, Section 11.3, or Section 11.4) will terminate (a) if Program Antibody Success is not achieved prior to expiration of the Research Program Term, or (b) if Program Antibody Success is achieved prior to expiration of the Research Program Term, then 120 days after expiration of the Research Program Term (such period constituting the “120 Day Period”), unless, during the Research Program Term or within the 120 Day Period, Merck provides Written Notice to Zymeworks that

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Merck plans to progress or develop (or is progressing or developing) one or more Program Antibodies and/or Products.

11.1.2 Notwithstanding Section 11.1.1, in the event that Merck plans to progress or develop (or is progressing or developing) one or more Program Antibodies and/or Products within the 120 Day Period and has provided Zymeworks with the Written Notice in accordance with Section 11.1.1 then subject to earlier termination in accordance with Section 11.2, Section 11.3, or Section 11.4, the Term shall terminate on the last to occur of:

(a) the expiry of the last to expire Valid Patent Claim; or

(b) the expiration of the last-to-expire Royalty due under Section 6.3 and Section 6.4.

Upon termination of this Agreement under Section 11.1.2, the licenses under Article 2 shall become non-exclusive, fully paid-up, perpetual licenses. For clarity, Merck’s licenses and rights shall continue on a country-by-country and Product-by-Product basis in the Territory until such time that this Agreement fully terminates even if, in any such country with respect to the Product, both the last to expire Valid Patent Claim in such country covering such Product has expired and the last-to-expire Royalty in such country with respect to such Product has expired.

11.2 Termination by Merck.

11.2.1 During the Research Program Term.

(a) Merck has the right, during the Research Program Term, to terminate the Agreement upon […***…] prior Written Notice to Zymeworks if, in Merck’s sole opinion, success under the Work Plan is not scientifically feasible or commercially viable.

(b) Merck has the right during the Research Program Term to terminate the Agreement (if such termination does not fall under Section 11.2.1(a)) in its sole discretion upon […***…] prior Written Notice to Zymeworks, subject to Merck paying Zymeworks, within […***…] of such termination, the amount of USD $[…***…].

(c) In the event Merck decides internally to terminate the Research Program prior to completion of the Research Program Term (the “Merck RP Termination Decision”), (i) Merck shall promptly cease any and all activities under the Research Program, and (ii) as of the Merck RP Termination Decision, (y) Merck shall have no right or obligation to pursue or achieve any further Milestone Event (except as may occur as a result of completing an on-going experiment) and (z) notwithstanding anything in this Agreement to the contrary, Merck shall have no obligation to pay any further Milestone Payments for Milestone Events not achieved prior to the Merck RP Termination Decision, even if the Milestone Event is achieved thereafter as a result of an ongoing experiment.

11.2.2 After the Research Program Term. Notwithstanding anything contained in this Agreement to the contrary, Merck shall have the right, after the Research

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Program Term, to terminate this Agreement at any time in its sole discretion upon […***…] advance Written Notice to Zymeworks.

11.3 Termination for Cause. If either Merck or Zymeworks is in material breach of any obligation hereunder, the non-breaching Party may give Written Notice to the breaching Party specifying the claimed particulars of such breach, and in such event, if the breach is not cured within […***…] after receipt of such Written Notice, the non-breaching Party shall have the rights thereafter to terminate this Agreement immediately by giving Written Notice to the breaching Party to such effect; provided, however that if such breach is capable of being cured, but cannot be cured within such […***…] period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach not to exceed an additional […***…] period, provided, however, that in the event of a good faith dispute with respect to the existence of a material breach, the cure period shall be tolled until such time as the dispute is resolved pursuant to Section 15.6. Notwithstanding the foregoing, Zymeworks shall only have the right to terminate this Agreement pursuant to this Section 11.3 only following a final award by the arbitration panel pursuant to Section 15.6 that Merck has materially breached this Agreement and such breach cannot be adequately remedied through monetary damages, equitable relief or specific performance.

11.4 Termination for Material Breach by Zymeworks after Insolvency. In the event that Zymeworks files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within […***…] days of the filing thereof, and thereafter is in material breach of any obligation hereunder, Merck may give Written Notice to Zymeworks specifying the claimed particulars of such breach, and in such event, if the breach is not cured within […***…] days after receipt of such Written Notice, Merck shall have the rights thereafter to terminate this Agreement immediately by giving Written Notice to Zymeworks to such effect; provided, however that if such breach is capable of being cured, but cannot be cured within such […***…] day period and Zymeworks initiates actions to cure such breach within such period and thereafter diligently pursues such actions, Zymeworks shall have such additional period as is reasonable in the circumstances to cure such breach not to exceed an additional […***…] day period.

12. EFFECTS OF TERMINATION

12.1 Termination of Agreement Pursuant to Section 11.1. If this Agreement terminates under Section 11.1 (including as set forth in Section 3.1), then no later than […***…] days after the effective date of such termination, Merck shall pay all amounts then due and owing as of the termination date and each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to this Section 12.1, and may otherwise keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes.

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12.1.1 In the event of termination of this Agreement under Section 11.1 (which includes termination as set forth in Section 3.1), except as expressly set forth otherwise in this Agreement (including under the surviving provisions set forth in Section 12.4), the rights and obligations of the Parties hereunder shall terminate as of the date of such termination. In addition, each Party shall have the non-exclusive right, on a fully paid-up and royalty-free, perpetual, worldwide basis, (a) to use Joint Inventions as it deems appropriate for any and all purposes in and outside the Field, and (b) to grant licenses under its interest in any Joint Inventions and to assign its interest in Joint Inventions as it deems appropriate without the consent of and without accounting to the other Party.

12.2 Termination by Merck under Section 11.2 or Termination by Zymeworks under Section 11.3. In the event that Merck terminates this Agreement under Section 11.2 or Zymeworks terminates this Agreement under Section 11.3, then, no later than […***…] days after the effective date of such termination, each Party shall return (or cause to be returned) to the originating Party, or destroy, all Confidential Information and Know-How in tangible form received from the originating Party and all copies thereof; provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate in the event of such termination and may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes. In the event of termination by Merck under Section 11.2 or by Zymeworks under Section 11.3, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination, subject to Section 12.4, provided, however, Merck shall pay all amounts then due and owing as of the termination date. Notwithstanding anything in this Agreement to the contrary, in the event of termination by Zymeworks under Section 11.3, the licenses to Zymeworks under Section 2.2 shall not terminate.

12.3 Termination by Merck under Section 11.3 or Section 11.4.

12.3.1 Due to Willfulness or Bad Faith under Section 11.3 or Insolvency by Zymeworks and then Material Breach under Section 11.4. Upon termination of this Agreement by Merck pursuant to (a) Section 11.3 if it is determined pursuant to Section 15.6 that Zymeworks’ breach giving rise to such termination (i) was willful in nature or (ii) otherwise resulted from the bad faith activities of Zymeworks or (b) Section 11.4 in the event of insolvency as set forth under Section 11.4 and subsequent material breach of this Agreement by Zymeworks, then any licenses granted by Merck to Zymeworks under this Agreement will terminate (notwithstanding any other provision to the contrary in this Agreement) and revert to Merck and all licenses and other rights granted by Zymeworks to Merck under this Agreement (to the extent desired to continue by Merck) will remain in effect and become perpetual, subject to the obligation of Merck to pay Royalties in accordance with Article 6, except that (a) all Royalties shall be reduced by […***…] percent ([…***…]%) from those set forth in Article 6 and (b) Merck shall be relieved of making any further Milestone Payments; otherwise in such a termination (except as expressly set forth otherwise under this Agreement (e.g., in Section 12.4)), all rights and licenses granted by either Party to the other Party shall terminate and be of no further effect. For clarity, if Merck does not wish to make any such payments, the licenses subject to such payments shall terminate.

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12.3.2 Termination otherwise under Section 11.3 or Section 11.4. Upon termination of this Agreement by Merck pursuant to Section 11.3 (except as set forth under Section 12.3.1) or Section 11.4 (except as set forth under Section 12.3.1), any licenses granted by Merck to Zymeworks under this Agreement will terminate (notwithstanding any other provision to the contrary in this Agreement) and revert to Merck and (except as expressly set forth otherwise under this Agreement (e.g., in Section 12.4)) all licenses and other rights granted by Zymeworks to Merck under this Agreement (the “Surviving License”) will remain in effect and become perpetual, subject to the obligation of Merck to pay Milestone Payments and Royalties in accordance with Article 6. Notwithstanding the foregoing, the Surviving License shall be subject to termination in the event of Merck’s material breach of such ongoing obligations in accordance with Section 11.3.

12.3.3 Return of Confidential Information. No later than […***…] after the effective date of termination of this Agreement by Merck pursuant to Section 11.3 or Section 11.4, each Party shall return (or cause to be returned) to the originating Party or destroy all Confidential Information in tangible form received from the originating Party and all copies thereof; provided, however, that Merck may retain any Confidential Information of Zymeworks reasonably necessary for Merck’s continued practice under any licenses and rights which do not terminate, and in addition each Party may keep one copy of Confidential Information received from the other Party in its confidential files for record purposes.

12.4 Survival. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination. Without limiting the foregoing and except as expressly set forth otherwise in this Agreement, Article 1, Article 6 and Article 7 (but only with respect to payments accrued prior to the effective date of termination or after a termination described in Section 12.3.2), Article 10, Article 12, Article 14 and Article 15, and Section 2.2, Section 2.2.1, Section 8.1.1, Section 8.1.2 and Section 11.1.2 shall survive any expiration or termination of this Agreement. The provisions of Section 9.1, Section 9.2, Section 9.3 and Section 9.4 shall survive the termination of this Agreement for a period of […***…] years. Except as otherwise expressly provided herein, all other rights and obligations of the Parties under this Agreement shall terminate upon termination of this Agreement.

12.5 Damages; Relief. Termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

12.6 Bankruptcy Code. If this Agreement is rejected by a Party as a debtor under Section 365 of the United States Bankruptcy Code or similar provision in the bankruptcy laws of another jurisdiction (the “Code”), then, notwithstanding anything else in this Agreement to the contrary, all licenses and rights to licenses granted under or pursuant to this Agreement by the Party in bankruptcy to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of the jurisdiction), licenses of rights to “intellectual property” as defined under Section 101(35A) of the United States Bankruptcy Code (or similar provision in the bankruptcy laws of

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the jurisdiction). The Parties agree that a Party that is a licensee of rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against a Party under the Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, if not already in such other Party’s possession, shall be promptly delivered to such other Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by such other Party, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party. The foregoing provisions of Section 12.6 are without prejudice to any rights a Party may have arising under the Code.

13. REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:

13.1.1 it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

13.1.2 it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

13.1.3 this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors’ rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity); and

13.1.4 the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law.

13.2 Representations, Warranties and Covenants by Zymeworks. Zymeworks represents, warrants as of the Effective Date and covenants to Merck as follows:

13.2.1 Attachment 1.68 sets forth a complete and accurate list of all Zymeworks Patent Rights in existence as of the Effective Date;

13.2.2 Zymeworks is the sole and exclusive owner of all of the Zymeworks Patent Rights listed on Attachment 1.68 as of the Effective Date and is listed (or is in the process

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of becoming listed) in the records of the appropriate United States and/or foreign governmental agencies as the sole and exclusive owner of record or exclusive licensee for each registration, grant and application included in such Zymeworks Patent Rights;

13.2.3 Zymeworks has the right to grant to Merck the licenses under Section 2.1 that it purports to grant hereunder including under the Zymeworks Know-How;

13.2.4 As of the Effective Date, (a) Zymeworks does not have any other Patent Rights or Know-How within the scope of the Zymeworks Intellectual Property not otherwise licensed to Merck under this Agreement to which Merck needs a license in order to practice the rights granted to Merck pursuant to Section 2.1 and (b) Zymeworks does not Control any Patent Rights or Know-How other than the Zymeworks Intellectual Property necessary for Merck to make, have made, use, sell, offer to sell, have sold, export and import the Program Antibodies and Products in the Field in the Territory in accordance with this Agreement.

13.2.5 Zymeworks has the right to use and disclose and to enable Merck to use and disclose (in each case under appropriate conditions of confidentiality) the Zymeworks Intellectual Property in accordance with this Agreement;

13.2.6 Except to the extent not yet due, as of the Effective Date, all necessary and material application, registration, maintenance and renewal fees in respect of the Zymeworks Patent Rights in existence as of the Effective Date have been paid and, except to the extent not yet due, as of the Effective Date, all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Zymeworks Patent Rights;

13.2.7 As of the Effective Date, there are no claims, judgments or settlements against Zymeworks relating to the Zymeworks Patent Rights;

13.2.8 To the knowledge of Zymeworks as of the Effective Date, there is no infringement of any Zymeworks Patent Rights by any Third Party or any misappropriation by a Third Party of any Zymeworks Know-How which is a trade secret or proprietary to Zymeworks or any of its Affiliates;

13.2.9 As of the Effective Date, Zymeworks has not licensed from any Third Party rights that constitute Zymeworks Intellectual Property;

13.2.10 As of the Effective Date, Zymeworks has not entered into a government funding relationship that would result in rights to the Zymeworks Scaffolds, Program Antibodies or Products residing in the U.S. Government, National Institutes of Health or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§200-204), as amended, or any similar obligations under the laws of any other country;

13.2.11 Zymeworks has the sole and exclusive right (a) to use the Zymeworks Platform and (b) to use the Zymeworks Platform in generating and/or providing Zymeworks Scaffolds under this Agreement;

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13.2.12 During the Term, Zymeworks will not grant any right, license or interest, that conflicts with the rights and licenses granted to Merck, under the terms of this Agreement;

13.2.13 During the Term, Zymeworks will not allow any Third Party rights to which Merck has a license pursuant to Section 2.1 to lapse or terminate. Zymeworks further covenants that it will use Commercially Reasonable Efforts (a) not to undertake any action and not to fail to undertake any action that would cause Zymeworks to be in material breach of any obligation to any Third Party with respect to such Third Party rights and (b) to take all steps necessary to maintain such rights in full force and effect; and

13.2.14 To Zymeworks’ knowledge as of the Effective Date except as otherwise expressly disclosed by Zymeworks’ patent counsel to Merck’s patent counsel, the exercise of the license granted to Merck under the Zymeworks Patent Rights and Zymeworks Know-How as contemplated hereunder, including without limitation the development, manufacture, use, sale and import of Program Antibodies and Products, does not infringe or misappropriate any intellectual property rights owned or possessed by any Third Party.

13.3 Limitation. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT ANY OF THE RESEARCH, DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO A PROGRAM ANTIBODY OR PRODUCT WILL BE SUCCESSFUL.

13.4 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14. INDEMNIFICATION AND LIABILITY

14.1 Indemnification by Zymeworks. Zymeworks shall indemnify, defend and hold Merck and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “Merck Indemnified Party”), harmless from and against losses, damages and liability, including reasonable legal expense and attorneys’ fees, (collectively, “Losses”) to which any Merck Indemnified Party may become subject as a result of any Third Party demands, claims or actions (“Claims”) against any Merck Indemnified Party (including without limitation product liability claims) arising or resulting from: (a) the negligence or willful misconduct of Zymeworks or its Related Parties pursuant to this Agreement, (b) Zymeworks’ (or Zymeworks’ Affiliate’s or contractor’s) use or employment of the Zymeworks Platform, or (c) the material breach of any term in or the covenants, warranties, representations made by Zymeworks to Merck under this Agreement. Zymeworks is only obliged to so indemnify and hold the Merck Indemnified Parties harmless to the extent that such Claims do not arise from the material breach of this Agreement by or the negligence or willful misconduct of Merck or its Related Parties.

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14.2 Indemnification by Merck. Merck shall indemnify, defend and hold Zymeworks and its Affiliates, and their respective officers, directors, employees, contractors, agents and assigns (each, a “Zymeworks Indemnified Party”), harmless from and against Losses incurred by any Zymeworks Indemnified Party as a result of any Third Party Claims against any Zymeworks Indemnified Party (including without limitation product liability claims) arising or resulting from: (a) the research, development or commercialization of Program Antibodies and/or Products by Merck or its Affiliates, licensees or sublicensees (excluding Zymeworks and its Related Parties) under this Agreement; (b) the negligence or willful misconduct of Merck or its Affiliates pursuant to this Agreement; or (c) the material breach of any term in or the covenants, warranties, representations made by Merck to Zymeworks under this Agreement. Merck is only obliged to so indemnify and hold the Zymeworks Indemnified Parties harmless to the extent that such Claims do not arise from the material breach of this Agreement or the negligence or willful misconduct of Zymeworks or its Related Parties.

14.3 Indemnification Procedure.

14.3.1 Any Merck Indemnified Party or Zymeworks Indemnified Party seeking indemnification hereunder (“Indemnified Party”) shall notify the Party against whom indemnification is sought (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim in respect of which the Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby.

14.3.2 Subject to the provisions of Section 14.3.4 and Section 14.3.5 below, the Indemnifying Party shall have the right, upon providing Written Notice to the Indemnified Party of its intent to do so within […***…] days after receipt of the Written Notice from the Indemnified Party of any Claim, to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense.

14.3.3 The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party, at the request and expense of the Indemnifying Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense. Notwithstanding the foregoing, in the event the Indemnifying Party fails to conduct the defense and handling of any Claim in good faith after having assumed such, then the provisions of Section 14.3.5 below shall govern.

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14.3.4 If the Indemnifying Party does not give Written Notice to the Indemnified Party, within […***…] days after receipt of the Written Notice from the Indemnified Party of any Claim with respect to which it has indemnification obligation sunder this Article 14, of the Indemnifying Party’s election to assume the defense and handling of such Third Party Claim, or otherwise elects not to assume the defense and handling of such Claim, the provisions of Section 14.3.5 below shall govern.

14.3.5 In the event that the Indemnifying Party fails to conduct the defense and handling of a claim in good faith as set forth in Section 14.3.3 or elects not to assume the defense and handling of such Claim as set forth in Section 14.3.4, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

14.4 Special, Indirect and Other Losses. NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9. NOTHING IN THIS SECTION 14.4 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 14.

14.5 Insurance. Each Party, at its own expense, shall maintain liability insurance (or self-insure) in an amount consistent with industry standards during the Term. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request.

15. GENERAL PROVISIONS

15.1 Change of Control.

15.1.1 Notice. If Zymeworks enters into a binding definitive agreement that results or, if completed, would result, in a Change of Control of Zymeworks, Zymeworks shall provide Merck with prompt Written Notice describing such Change of Control in reasonable detail (the “Zymeworks Change of Control Notice”). The Zymeworks Change of Control Notice shall be provided by Zymeworks prior to consummating such transaction or agreement, if permitted under Applicable Laws and not prohibited by the terms of any agreement between Zymeworks and any Third Party, and otherwise promptly following the consummation of such transaction or agreement; provided, that, Zymeworks agrees to use Commercially Reasonable

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Efforts to avoid including any such prohibition in any agreement negotiated by Zymeworks with any such Third Party.

15.1.2 Change of Control of Zymeworks Involving Competing Pharma Change of Control. If the Change of Control that is described in the Zymeworks Change of Control Notice results in a Competing Pharma Change of Control then, Zymeworks shall notify Merck in writing of the effective date of such Change of Control and following the effective date of such Change of Control, the rights granted herein remain in effect. However, and notwithstanding any provision in this Agreement to the contrary, Zymeworks or the surviving entity (as the case may be) shall only receive the following information with respect to activities under this Agreement: (a) Merck’s achievement of a Milestone Event, and (b) commercial sales reports limited to worldwide aggregate sales for each Product. In addition, the SCC shall be immediately disbanded. Zymeworks shall only disclose the […***…], Merck Target Pairs or Merck Sequence Pairs to employees of the acquiring Competitive Entity on an as needed basis and subject to such employees being subject to confidentiality and non-use provisions as they apply to Zymeworks under this Agreement.

15.2 Assignment. Except as provided in this Section 15.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that (and notwithstanding anything elsewhere in this Agreement to the contrary) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, provided further that, subject to Section 15.1 with respect to Zymeworks, either Party, without the written consent of the other Party, may assign this Agreement and its rights and obligations hereunder (or under a transaction under which this Agreement is assumed) in connection with the transfer or sale of all or substantially all of its assets or business related to the subject matter of this Agreement, or in the event of its merger or consolidation or Change of Control or similar transaction. In the event of such a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)) then with respect to Zymeworks, if such assignment is to a Competitive Entity, the restrictions under Section 15.1 with respect to information provided by Merck under this Agreement to a Competitive Entity shall apply. Any attempted assignment not in accordance with this Section 15.2 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.

15.3 Extension to Affiliates. Except as expressly set forth otherwise in this Agreement, each Party shall have the right to extend the rights and immunities granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement, except this right to extend, shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to the Party extending such rights and immunities. The Party extending the rights and immunities granted hereunder shall remain primarily liable for any acts or omissions of its Affiliates.

15.4 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force

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and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

15.5 Governing Law; English Language. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

15.6 Dispute Resolution.

15.6.1 If any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (each, a “Dispute”), arises between the Parties and the Parties cannot resolve such Dispute through their respective Relationship Liaisons or SCC, if and as applicable, within […***…] days of a written request by either Party to the other Party (“Notice of Dispute”), and such Dispute is not one for which a Party has final decision-making as expressly set forth in this Agreement, either Party may refer the Dispute to senior representatives of each Party for resolution. Each Party, within […***…] Business Days after a Party has received such written request from the other Party to so refer such Dispute, shall notify the other Party in writing of the senior representative to whom such dispute is referred. If, after an additional […***…] days after the Notice of Dispute, such representatives have not succeeded in negotiating a resolution of the Dispute, and a Party wishes to pursue the matter, each such Dispute, controversy or claim that is not an “Excluded Claim” (defined below) shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

15.6.2 The arbitration shall be conducted by a panel of three (3) persons, including at least one (1) person experienced in the business of pharmaceuticals (including biologicals). Specifically, if the issues in dispute involve scientific, technical or commercial matters, at least one of the arbitrators chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge. Within […***…] days after initiation of arbitration, each Party shall select one person to act as arbitrator; and the two Party-selected arbitrators shall select a third arbitrator within […***…] days of the appointment of the last of the two Party-selected arbitrators. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within such […***…] day period, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be San Francisco, California, and all proceedings and communications shall be in English.

15.6.3 Prior to the arbitration panel being in place, either Party, without waiving any remedy under this Agreement, may seek from any court having jurisdiction any temporary injunctive or provisional relief necessary to protect the rights or property of that Party until final

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resolution of the issue by the arbitration panel or other resolution of the controversy between the Parties. Once the arbitration panel is in place, either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved, and either Party may apply to a court of competent jurisdiction to enforce interim injunctive relief granted by the arbitration panel. Any final award by the arbitration panel may be entered by either Party in any court having appropriate jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration, unless the arbitrators agree otherwise.

15.6.4 Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

15.6.5 Subject to Section 11.4, the Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may effectively terminate this Agreement until final resolution of the Dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded if an arbitrator or court determines that such payments are not due.

15.6.6 With respect to any Dispute as to whether Merck has materially breached this Agreement, the arbitrators shall determine whether such breach occurred and is uncured and whether such breach cannot be adequately remedied through monetary damages, equitable relief or specific performance. In the event that the arbitrators determine that such breach exists and cannot be adequately remedied through monetary damages, equitable relief or specific performance, then Zymeworks shall have the right to terminate this Agreement pursuant to Section 11.3; otherwise, in such circumstance, the arbitrators shall also determine the appropriate remedies to make Zymeworks with respect to such breach, including notwithstanding Section 15.6.9 reimbursement of all costs and expenses (including attorneys’ fees, expert fees, administrative fees and the like) incurred by Zymeworks to enforce its rights with respect to such breach.

15.6.7 As used in this Section 15.6, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (a) the validity, enforceability or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Excluded Claims may be submitted by either Party to any court having jurisdiction.

15.6.8 Notwithstanding the provisions of this Section 15.6 above, if the SCC and the Parties (through their senior representatives as set forth under Section 15.6.1) do not agree as to whether Research Milestone Event 1 has occurred, then such matter shall be resolved by binding arbitration in accordance with Section 15.6.1 before one (1) arbitrator. In such

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arbitration, the arbitrator shall be an independent expert in the area of antibody development mutually acceptable to the Parties. If the Parties are unable to agree on an arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the San Francisco office of the AAA. Each Party shall prepare a written report setting forth its position with respect to the substance of Research Milestone Event 1. Any such arbitration shall be completed within […***…] days following a request by either Party for such arbitration. The Parties agree that, provided that the unsuccessful Party’s position with respect to achievement of Research Milestone Event 1 is not based on bad faith, then the resolution of the arbitration under this Section 15.6.8 shall not give grounds for termination of this Agreement by the other Party.

15.6.9 Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

15.7 Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by strike, fire, flood, earthquake, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by any other cause unavoidable or beyond the control of any Party hereto. In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto.

15.8 Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

15.9 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Zymeworks and Merck, or to constitute one as the agent of the other. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

15.10 Notices. All notices, consents or waivers under this Agreement shall be in writing and will be deemed to have been duly given when (a) scanned and converted into a portable document format file (i.e., pdf file), and sent as an attachment to an e-mail message, where, when such message is received, a read receipt e-mail is received by the sender (and such read receipt e-mail is preserved by the Party sending the notice), provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested)(although the sending of the e-mail message shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or five (5) days after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail

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addresses set forth below (or to such other addresses and e-mail addresses as a Party may designate by notice):

If to Zymeworks:	Zymeworks, Inc.
540-1385 West 8th Avenue
Vancouver, BC
Canada
V6H 3V9
E-mail address: [... ***...]

and	Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 95070
Attention: [... ***...]
E-mail address: [... ***...]

If to Merck:	Merck Sharp & Dohme Research GmbH
Weystrasse 20
6000 Lucerne 6
Switzerland
Attention: [... ***...]

and	[... ***...]
c/o Merck Sharp & Dohme Corp.
One Merck Drive
P.O. Box 100, WS3A-65
Whitehouse Station, NJ 08889-0100
E-mail Address: [... ***...]

and
Merck Sharp & Dohme Corp.
One Merck Drive
P.O. Box 100, WS2A-30
Whitehouse Station, NJ 08889-0100
Attn: [... ***...]
E-mail Address: [... ***...]

Zymeworks shall also provide a copy of any Written Notice (via e-mail if available) to Merck’s Relationship Liaison.

15.11 Further Assurances. Merck and Zymeworks hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.12 Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to,

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undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.

15.13 No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.

15.14 Entire Agreement. This Agreement, together with its Attachments, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. In the event of any conflict between the main body of this Agreement and any Attachment hereto, the main body of this Agreement shall prevail. The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information disclosed pursuant to the Confidentiality Agreement by a Party or its Affiliates shall be included in the Confidential Information subject to this Agreement and the Confidentiality Agreement is hereby superseded in its entirety; provided, that the foregoing shall not relieve any person of any right or obligation accruing under the Confidentiality Agreement prior to the Effective Date. “Confidentiality Agreement” means the Mutual Non-Disclosure Agreement between Zymeworks and Merck Sharp & Dohme Corp. (an Affiliate of Merck) dated […***…], as amended by Amendment No. 1 to Mutual Non-Disclosure Agreement (dated […***…]).

15.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.16 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

15.17 Effect of Laws. Nothing in this Agreement shall operate to exclude any provision implied into this Agreement by Applicable Laws and which may not be excluded by Applicable Laws.

15.18 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

15.19 Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

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15.20 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.21 Notification of Possible Sale. Until the earlier of (a) first achievement of Development Milestone Event 1 and (b) the […***…] anniversary of the Effective Date, Zymeworks shall notify Merck in writing within […***…] Business Days of (i) each time that Zymeworks […***…] contemplating a Sale. A “Sale” means (A) a sale or acquisition of (I) at least […***…] of the equity or voting stock of Zymeworks to a […***…], (II) at least […***…] of the equity or voting stock of Zymeworks to a Third Party (where such Third Party is not a […***…]), (III) a majority of Zymeworks’ assets or (iv) a majority of Zymeworks’ assets or business relating to this Agreement, or (B) the merger of Zymeworks and a Third Party.

15.22 Export. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without appropriate United States and foreign government licenses.

15.23 Notification and Approval. In the event that this Agreement and/or the transaction(s) set forth herein are subject to notification and/or regulatory approval in one or more countries, then development and commercialization in such country(ies) will be subject to such notification and/or regulatory approval. The Parties will reasonably cooperate with each other with respect to such notification and the process required thereunder, including in the preparation of any filing. Merck will be responsible for any and all costs, expenses, and filing fees associated with any such filing.

[Remainder of page left blank intentionally; signature page to follow.]

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By:	/s/ Ali Tehrani

Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

MERCK SHARP & DOHME RESEARCH GMBH

By:	/s/ Christoph Brombacher

Name: Christoph Brombacher
Title: Director

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ATTACHMENT 1.58

[…***…]

[…***…]

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ATTACHMENT 1.69

ZYMEWORKS PATENT RIGHTS

As of the Restatement Effective Date

Zymeworks IP Update for Merck -November 2014

Title: […***…]
	Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
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				[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
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				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]

Title: […***…]
	Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
				[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Title:[…***…]
	Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]		[…***…]	[…***…]	[…***…]

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Title: […***…]
Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]

Title: […***…]
Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Title:[…***…]
Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]
[…***…]	[…***…]		[…***…]	[…***…]	[…***…]

Title:[…***…]
Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Title: […***…]
Type	Filing Date (day/month/year)	Priority (day/month/year)	Country	Application Number	IP Right Status
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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ATTACHMENT 1.71

ZYMEWORKS PLATFORM

The Zymeworks Platform is Zymeworks’ proprietary computational protein-engineering platform designed to provide proprietary insight into the sequence-structure-[…***…] relationships […***…] approach (“Zymeworks’ Protein Engineering Approach”).

Zymeworks’ Protein Engineering Approach combines protein structural information with computational modeling and in silico simulation […***…] to create […***…].

Zymeworks’ Platform (Fig. 1) includes a number of advanced algorithms that are used to (a) efficiently develop high quality models of protein structure and their complexes with other proteins, (b) […***…], and (c) […***…]. Zymeworks’ advanced algorithms include […***…].

Structural characteristics of the protein are studied in the context of […***…]. The detailed treatment of […***…].

The platform is designed to […***…]. Quality software engineering procedure allows for the development of an extensible, reliable and secure platform […***…].

The following summarizes the various algorithms and features available in the Zymeworks Platform.

Molecular Models

High quality structural models of protein systems are a critical component in Zymeworks’ Protein Engineering Approach. Zymeworks’ Platform includes a number of proprietary tools used to build and refine the quality of models, incorporating structural data from multiple sources including […***…].

Conformational Dynamics

Zymeworks’ Platform incorporates a number of […***…] simulation approaches to sample changes within the target systems, including protein (a) backbone, (b) sidechain, and (c) interdomain conformational changes. Proprietary simulation analysis results in the development of an understanding of the alternate conformational states of the protein of interest […***…]. This understanding is critical as many functionally important characteristics of proteins, including binding and stability, […***…].

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Energy function and Scoring

Zymeworks developed and implemented proprietary energy and scoring functions that score and rank the stability of proteins and binding energies across protein interfaces. […***…]. This empirical ranking is used in various protein engineering tasks including […***…].

Hot Spot Determination

Identifying a specific subset of key amino acids in a protein or protein system is critical to determining its functional characteristic and overall stability. These amino acid residues play a role either independently or as part of a cluster of networked residues, […***…]. Zymeworks has developed proprietary algorithms that identify these critical residues (referred to as ‘hot spots’) based on […***…]. Additionally, Zymeworks has developed proprietary algorithms to […***…].

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ATTACHMENT 3.1(a)

WORK PLAN

The Activities (described below) would be undertaken primarily by Merck to enable Merck:

[…***…]

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ATTACHMENT 3.1(b)

ANTIBODY DEVELOPMENT WORK PLAN

The projected durations for each stage are provided as approximates and subject to change pending the initiation dates for each project and laboratory capacities.

[…***…]:

Part 1: […***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	- […***…]	[…***…]	[…***…]	- […***…]
[…***…]

Part 2: […***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	- […***…]	[…***…]	[…***…]	- […***…]
[…***…]	- […***…]	[…***…]	[…***…]	- […***…]
[…***…]
[…***…]	- - […***…]	[…***…]	[…***…]	- […***…]

Part 3: […***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	- […***…] -	[…***…]	[…***…]	- […***…]

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[…***…]	[…***…] -	[…***…]	[…***]	- […***…]
[…***…]
[…***…]	- […***…]	[…***…]	[…***…]	- […***…]

[…***…]:

Part 1: […***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

Part 2: […***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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[…***…]
[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

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ATTACHMENT 3.1.1(c)

LIST OF THIRD PARTY SERVICE PROVIDERS

[…***…]

[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

[…***…]

[…***…]	[…***…]
[…***…]	[…***…]
[…***…]

[…***…]

[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

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ATTACHMENT 3.2.2

[…***…]

[…***…]

• […***…]

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ATTACHMENT 3.8

Budget and Payment Schedule

(All Figures in $USD)

Total Budget:[…***…]

Total Budget:

[…***…]

Payment Schedule:

• […***…]

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Payment may be made by wire transfer to the following account:

Name: […***…]

Bank: […***…]

Branch: […***…]

Address of Bank: […***…]

Account Number: […***…]

Swift Code: […***…]

IBAN:

BIC:

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ATTACHMENT 10.2(a)

ORIGINAL AGREEMENT PRESS RELEASE

Zymeworks Inc. Announces Collaboration with Merck to Develop Bi-specific Antibody Therapeutics

Strategic Collaboration Advances Zymeworks’ Proprietary Azymetric™ Platform for developing therapeutic antibodies

Vancouver, Canada (August XX, 2011) – Zymeworks Inc. today announced a research collaboration with Merck, known as MSD outside the United States and Canada, around Zymeworks’ proprietary Azymetric™ platform for the development of novel bi-specific antibody therapeutic candidates. Bi-specific antibodies are designed to bind to two different drug targets for broad use in clinical applications such as oncology or autoimmune disease.

“We are delighted to establish a strategic collaboration with the exceptional biologics team at Merck to advance our revolutionary bi-specific antibody platform,” Ali Tehrani, Ph.D., CEO of Zymeworks, said. “This is an important validation of our scientific leadership in the field of structure-guided protein engineering and we look forward to working with Merck to realizing the full value of this novel platform technology across a range of therapeutic indications.”

Under the terms of the agreement Zymeworks has granted Merck, through a subsidiary, a worldwide license to develop and commercialize bi-specific antibodies generated through use of the Azymetric™ platform toward certain exclusive therapeutic targets. Both companies will collaborate to advance the technology platform, with Merck working to progress the bi-specific therapeutic antibody candidates through clinical development. Zymeworks will receive an upfront fee and is eligible to receive research, development and regulatory milestones with a potential value of up to US $187 million, as well as tiered royalty payments on sales of products. Merck will have exclusive worldwide commercialization rights to products derived from the collaboration.

“Zymeworks’ technology platform has the potential to provide a unique solution for engineering novel antibodies,” said Richard Murray, Ph.D., senior vice president, biologics research at Merck. “At Merck, we continue to build upon our portfolio of novel technologies aimed at developing a new generation of biologic candidates designed to provide improved therapeutic properties.”

About the Azymetric™ Platform

Antibodies developed using the Azymetric™ platform, unlike native antibodies, consist of two different heavy chains engineered to exclusively assemble into a single molecule, thereby allowing bi-specific binding of two different antigens or drug targets. Due to having two

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different but complementary heavy chain subunits, Azymetric antibodies are classified as “heterodimeric” antibodies. Similar to natural antibodies, heterodimeric antibodies retain long serum half-lives and the ability to induce effector function.

About Zymeworks Inc.

Zymeworks is a privately held biotechnology company that is developing best-in-class antibody therapeutics for the treatment of oncology, autoimmunity and inflammatory diseases. The company’s proprietary ZymeCAD™ structure-guided protein engineering technology and its novel Azymetric™ and AlbuCORE™ platforms enable the development of highly potent bi-specific antibodies and multivalent protein therapeutics targeted across a range of indications. Zymeworks is focused on growing its preclinical biotherapeutics pipeline through in-house research and development programs and strategic collaborations. More information on Zymeworks can be found at www.zymeworks.com.

Contact:

Zymeworks Inc.

David Poon, Ph.D.

Senior Manager, External R&D and Business Development

info@zymeworks.com

Source: Zymeworks Inc.

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ATTACHMENT 10.2(b)

AMENDED AGREEMENT PRESS RELEASE

Zymeworks Inc. and Merck & Co. Extend and Expand Bi-specific Antibody Therapeutics Collaboration

Vancouver, Canada (October XX, 2014) – Zymeworks Inc. today announced the extension of a research collaboration with Merck, known as MSD outside the United States and Canada, that was originally announced in August 2011. In addition, Merck gains expanded access to Zymeworks’ proprietary Azymetric™ platform for the development of novel bi-specific antibody therapeutic candidates.

“We are extremely pleased with how the strategic collaboration is progressing with Merck and we are looking forward to working even closer together with the Merck biologics team in bringing groundbreaking therapies to the clinic,” said Ali Tehrani, Ph.D., President & CEO of Zymeworks.

Under the terms of this agreement Zymeworks has granted Merck, through a subsidiary, a worldwide license to develop and commercialize bi-specific antibodies generated through use of the Azymetric™ platform towards certain therapeutic targets. Both Zymeworks and Merck will progress bi-specific therapeutic antibody candidates in pre-clinical developments with Merck responsible for clinical development and commercialization.

About the Azymetric™ Platform

Bi-specific antibodies developed using the Azymetric™ platform resemble conventional mono-specific antibodies while incorporating two different Fab domains to bind to different antigens or drug targets. Azymetric™ antibodies spontaneously assemble into a single molecule comprising two unique heavy and light chain pairs and are manufactured using conventional monoclonal antibody processes. The Azymetric™ platform can be used to rapidly screen target and sequence combinations for bi-specific activities in the final therapeutic format, significantly shortening drug development timelines.

About Zymeworks Inc.

Zymeworks is a privately held biotherapeutics company that is developing best-in-class Azymetric™ bi-specific antibodies and antibody drug conjugates for the treatment of oncology, autoimmunity and inflammatory diseases. The company’s novel Azymetric™ and AlbuCORE™ platforms, and its proprietary ZymeCAD™ structure-guided protein engineering technology, enable the development of highly potent bi-specific antibodies and multivalent protein therapeutics targeted across a range of indications. Zymeworks is focused on accelerating its preclinical biotherapeutics pipeline through in-house research and development programs and strategic collaborations. More information on Zymeworks can be found at www.zymeworks.com.

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Contact:

Zymeworks Inc.

David Poon, Ph.D.

Director, External R&D and Alliances

info@zymeworks.com

Source: Zymeworks Inc.

Confidential